Filed Pursuant to Rule 424(b)(3)
Registration No. 333-186108

PROSPECTUS SUPPLEMENT NO. 1
TO THE PROSPECTUS DATED AUGUST 12, 2013

Recovery Energy, Inc.

This Prospectus Supplement No. 1 updates, amends and supplements our Prospectus dated August 12, 2013.

We have attached to this Prospectus Supplement No. 1 the Quarterly Report on Form 10-Q of Recovery Energy, Inc. filed with the Securities and Exchange Commission on August 15, 2013. The attached information updates, amends and supplements our Prospectus dated August 12, 2013.

This Prospectus Supplement No. 1 should be read in conjunction with the Prospectus. To the extent information in this Prospectus Supplement No. 1 differs from, updates or conflicts with information contained in the Prospectus, the information in this Prospectus Supplement No. 1 is the more current information.

Investing in our common stock involves a high degree of risk. You should review carefully the “Risk Factors” beginning on page 8 of the Prospectus dated August 12, 2013 for a discussion of certain risks that you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 15, 2013.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2013

  ☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

 For the transition period from ______to______.

001-35330
(Commission File No.)

RECOVERY ENERGY, INC.
 (Exact name of registrant as specified in Charter)

NEVADA	74-3231613
(State or other jurisdiction of incorporation or organization)	(IRS Employee Identification No.)

1900 Grant Street, Suite #720
Denver, CO 80203
 (Address of Principal Executive Offices)

(303) 951-7920
 (Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes ☒ No☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).
Yes☒ No☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company filer.  See the definitions of “accelerated filer” and “large accelerated filer” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company☒

Indicate by check mark whether the registrant is a shell company as defined in Rule 12b-2 of the Exchange Act.
Yes ☐  No ☒

State the number of shares outstanding of each of the registrant’s classes of common equity, as of August 6, 2013: 19,197,102 shares of Common Stock.

 Recovery Energy, Inc.

INDEX

PART I– FINANCIAL INFORMATION

FORWARD-LOOKING STATEMENTS

This quarterly report, including materials incorporated by reference herein, contains “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning future production, reserves or other resource development opportunities; any projected well performance or economics, or potential joint ventures or strategic partnerships; any statements regarding future economic conditions or performance; any statements regarding future capital-raising activities; any statements of belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “should,” “could,” “estimate,” “intend,” “plan,” “project,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this presentation. Except as required by law, we do not intend, and undertake no obligation, to update any forward-looking statement.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The factors impacting these risks and uncertainties include, but are not limited to:

●	availability of capital on an economic basis, or at all, to fund our capital needs;
●	failure to meet requirements under our credit agreements or debentures, which could lead to foreclosure of significant assets;
●	inability to address our negative working capital position;
●	the inability of management to effectively implement our strategies and business plans;
●	potential default under our secured obligations or material debt agreements;
●	estimated quantities and quality of oil and natural gas reserves;
●	exploration, exploitation and development results;
●	fluctuations in the price of oil and natural gas, including reductions in prices that would adversely affect our revenue, cash flow, liquidity and access to capital;
●	availability of, or delays related to, drilling, completion and production, personnel, supplies and equipment;
●	the timing and amount of future production of oil and gas;
●	the completion, timing and success of our drilling activity;
●	lower oil and natural gas prices negatively affecting our ability to borrow or raise capital, or enter into joint venture arrangements;
●	declines in the values of our natural gas and oil properties resulting in write-downs;
●	inability to hire or retain sufficient qualified operating field personnel;
●	increases in interest rates or our cost of borrowing;
●	deterioration in general or regional (especially Rocky Mountain) economic conditions;
●	the strength and financial resources of our competitors;
●
the occurrence of natural disasters, unforeseen weather conditions, or other events or circumstances that could impact our operations or could impact the operations of companies or contractors we depend upon in our operations;

●	inability to acquire or maintain mineral leases at a favorable economic value that will allow us to expand our development efforts;
●	inability to successfully develop the acreage we currently hold;
●	transportation capacity constraints or interruptions, curtailment of production, natural disasters, adverse weather conditions, or other issues affecting the DJ Basin;
●	technique risks inherent in drilling in existing or emerging unconventional shale plays using horizontal drilling and completion techniques;

●	delays, denials or other problems relating to our receipt of operational consents and approvals from governmental entities and other parties;
●	unanticipated recovery or production problems, including cratering, explosions, fires and uncontrollable flows of oil, gas or well fluids;
●	environmental liabilities;
●	operating hazards and uninsured risks;
●	loss of senior management or technical personnel;
●
adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations, including those related to climate change and hydraulic fracturing;

●	changes in U.S. GAAP or in the legal, regulatory and legislative environments in the markets in which we operate; and
●	other factors, many of which are beyond our control.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.

For a detailed description of these and other factors that could cause actual results to differ materially from those expressed in any forward-looking statement, we urge you to carefully review and consider the disclosures made in the “Risk Factors” sections of our December 31, 2012 Form 10-K and other SEC filings, available free of charge at the SEC’s website ( www.sec.gov ).

Part 1. FINANCIAL INFORMATION

Item 1. Financial Statements

RECOVERY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
	2013	2012
Assets
Current assets:
Cash	$629,907	$970,035
Restricted cash	581,870	671,382
Accounts receivable (net of allowance of $50,000 and $0 at June 30, 2013 and December 31, 2012, respectively)	790,201	934,591
Prepaid assets	472,112	13,458
Total current assets	2,474,090	2,589,466

Oil and gas properties (full cost method), at cost:
Developed properties	57,878,989	58,610,095
Undeveloped acreage, excluded from amortization	27,958,138	28,067,005
Wells in progress, excluded from amortization	908,401	193,515
Total oil and gas properties, at cost	86,745,528	86,870,615

Less accumulated depreciation, depletion, amortization, and impairment	(44,476,704)	(43,187,962)
Total oil and gas properties, net	42,268,824	43,682,653

Other assets:
Office equipment, net	99,881	90,630
Deferred financing costs, net	620,362	974,856
Restricted cash and deposits	215,541	215,435
Total other assets	935,784	1,280,921
Total assets	$45,678,698	$47,553,040

The accompanying notes are an integral part of these condensed consolidated financial statements

RECOVERY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
	2013	2012
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$997,986	$1,831,590
Accrued expenses	1,857,803	1,411,016
Short term loans payable	19,291,946	388,351
Convertible notes payable, net of discount	12,398,203	-
Convertible notes conversion derivative liability	1,850,000	-
Total current liabilities	36,395,938	3,630,957

Long term liabilities:
Asset retirement obligation	1,009,117	911,546
Term loans payable	-	18,947,963
Convertible notes payable, net of discount	-	10,300,361
Convertible notes conversion derivative liability	-	1,680,000
Total long-term liabilities	1,009,117	31,839,870

Total liabilities	37,405,055	35,470,827

Commitments and contingencies – Notes 2, 8 and 9

Shareholders’ equity:
Preferred stock, 10,000,000 authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value:100,000,000 shares authorized; 19,034,819 and 18,394,401 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	1,903	1,839
Additional paid in capital	119,781,783	118,296,679
Accumulated deficit	(111,510,043)	(106,216,305)
Total shareholders' equity	8,273,643	12,082,213
Total liabilities and shareholders’ equity	$45,678,698	$47,553,040

The accompanying notes are an integral part of these condensed consolidated financial statements.

2

RECOVERY ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
 (UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenues
Oil sales	$1,189,005	$1,362,566	$2,316,338	$2,910,329
Gas sales	38,805	98,725	145,202	228,401
Operating fees	42,019	45,676	90,522	89,509
Realized gain on commodity price derivatives	-	73,301	19,890	12,389
Unrealized gains on commodity price derivatives	-	680,000	-	575,609
Total revenues	1,269,829	2,260,268	2,571,952	3,816,237

Costs and expenses
Production costs	255,454	268,315	559,301	635,842
Production taxes	162,045	169,639	278,039	362,497
General and administrative	1,367,976	1,561,800	2,352,235	3,584,064
Depreciation, depletion and amortization	651,175	843,999	1,340,829	1,828,087
Impairment of evaluated properties	-	-	-	3,274,718
Total costs and expenses	2,436,650	2,843,753	4,530,404	9,685,208

Loss from operations	(1,166,821)	(583,485)	(1,958,452)	(5,868,971)

Other income (expense)	141	(1,123)	392	(705)
Convertible notes conversion derivative gain (loss)	(10,000)	(190,163)	(30,000)	100,000
Interest expense	(1,669,519)	(2,038,082)	(3,305,678)	(4,170,988)

Net loss	$(2,846,199)	$(2,812,853)	$(5,293,738)	$(9,940,664)
Net loss per common share Basic and diluted	$(0.15)	$(0.16)	$(0.29)	$(0.56)
Weighted average shares outstanding: Basic and diluted	18,668,080	17,745,155	18,551,301	17,629,491

The accompanying notes are an integral part of these condensed consolidated financial statements.

3

RECOVERY ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six months ended June 30,
	2013	2012

Cash flows from operating activities:
Net loss	$(5,293,738)	$(9,940,664)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment provision, developed leases	-	3,274,718
Common stock issued for convertible note interest	270,032	430,833
Common stock for services and compensation	799,567	1,185,654
Changes in the fair value of commodity price derivatives	-	(575,609)
Amortization of deferred financing costs	354,493	1,259,516
Change in fair value of convertible notes conversion derivative	30,000	(100,000)
Accretion of debt discount	1,128,442	892,560
Depreciation, depletion, amortization and accretion of asset retirement obligation	1,333,922	1,828,087
Changes in operating assets and liabilities:
Accounts receivable	362,380	(241,830)
Restricted cash	89,512	67,496
Other assets	(43,084)	77,498
Accounts payable and other accrued expenses	(288,384)	570,760
Net cash used in operating activities	(1,256,858)	(1,270,981)

Cash flows from investing activities:
Sale of oil and gas properties	640,000	1,443,852
Additions to oil and gas properties	(732,061)	(320,333)
Drilling capital expenditures	(85,371)	(4,135,812)
Additions of office equipment	(23,276)	(649)
Investment in operating bond	(106)	(184)
Net cash used in investing activities	(200,814)	(3,013,126)

Cash flows from financing activities:

Proceeds from issuance of debt	1,161,912	2,839,802
Repayment of debt	(44,368)	(796,236)
Net cash provided by financing activities	1,117,544	2,043,566

Change in cash and cash equivalents	(340,128)	(2,240,541)
Cash and cash equivalents at beginning of period	970,035	2,707,722

Cash and cash equivalents at end of period	$629,907	$467,181

The accompanying notes are an integral part of these condensed consolidated financial statements

4

RECOVERY ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2013
(UNAUDITED)

NOTE 1 – ORGANIZATION

Recovery Energy, Inc. (“Recovery”, “Recovery Energy”, “we”, “our”, and the “Company”) is an independent oil and gas exploration and production company focused on the Denver-Julesburg Basin (“DJ Basin”) where it holds 118,000 net acres.  Recovery drills for, operates and produces oil and natural gas through the Company’s land holdings located in Wyoming, Colorado, and Nebraska.

All references to production, sales volumes and reserves quantities are net to our interest unless otherwise indicated.

NOTE 2 – LIQUIDITY

We currently have $19.29 million outstanding under our term loans with Hexagon, LLC (“Hexagon”) and $14.78 million outstanding under our 8% Senior Secured Convertible Debentures. Both the term loans and the convertible debentures are considered current on our balance sheet and mature May 16, 2014.

We have a history of sustained losses and cash used by operating activities, including losses of $5.29 million for the six months ended June 30, 2013, $2.85 million for the three months ended June 30, 2013, and $37.7 million for the year ended 2012, and cash used by operating activities of $1.26 million for the six months ended June 30, 2013 and $1.27 million for the six months ended June 30, 2012.  In addition, as of June 30, 2013 we had a net working capital deficit of $33.92 million, which includes the current classification effect of both our term loans and our convertible debentures, all of which mature on May 16, 2014.

In order to continue as a going concern beyond May 16, 2014, the Company will need to secure refinancing of these debts, sell assets to repay these debts, or otherwise negotiate terms with Hexagon and holders of its convertible debenture to extend the maturity of such indebtedness. Principally as a result of the current maturity date of these debts, the Company currently does not have enough working capital to cover its current liabilities.

In addition to the above, the Company will require additional capital to fund its capital budget for the remainder of 2013, to help fund its ongoing overhead, to provide for payment of minimum interest and principal payments required by term loans, and to provide additional capital to generally improve its working capital position.

In April 2013, we received approval from our existing secured debt and convertible debenture holders to issue up to $5.00 million of additional convertible debentures with terms substantially identical to our existing convertible debentures.  In connection therewith, we also received a commitment of $1.50 million from one of our existing Convertible Debenture holders to purchase additional convertible debentures on or prior to July 15. 2013; $0.53 million of this commitment has been funded to date.  As of June 30, 2013 we have entered into subscription agreements for the issuance of $1.38 million of such convertible debt, including the aforementioned $0.53 million related to the debt commitment received in April.  Two officers of the Company participated in the additional convertible debentures for a combined total of $0.43 million.  Of the $1.38 million committed, $1.16 million has been funded to date. The Company expects the remaining $1.02 million for which it has received commitments to be funded in the near future, and will take such actions as are necessary to secure such funding. In connection with the officers’ participation in the debenture offering, we entered into a letter agreement with the officers pursuant to which we and the officers agreed that in the event of an equity offering that triggers the anti-dilution provisions of the debentures, or if we elect to pay interest on the debentures with shares of our common stock rather than in cash, then the Conversion Price or Interest Conversion Rate, as the case may be, will not be lower than $1.55 per share without approval by our shareholders. The recent commitments were subject to certain yield enhancements, including a 25% carried interest in certain properties scheduled to be developed with the proceeds.

The Company intends to seek completion of the remainder of the $5.00 million offering of additional debt that was approved in April 2013.  Proceeds from the issuance of this convertible debt has and will be dedicated principally toward the development of certain specific properties, and to a lesser extent, general corporate purposes.  However, there is no assurance that the Company will be successful in securing additional convertible debenture funding beyond those firm commitments that it has already received.

The Company will also require additional funding for those purposes described above.  We anticipate that such additional funding will be provided by a combination of capital raising activities, including the selling of additional debt and/or equity securities, the selling of certain assets and by the development of certain of our undeveloped properties via arrangements with joint venture partners. If we are not successful in obtaining sufficient cash sources to fund the aforementioned capital requirements, we may be required to curtail our expenditures, restructure our operations, sell assets on terms which may not be deemed favorable and/or curtail other aspects of our operations, including deferring portions of our 2013 capital budget.  There is no assurance that any such funding will be available to the Company.

Pursuant to our credit agreements with Hexagon, a substantial portion of our monthly net revenues derived from our producing properties is required to be used for debt and interest payments for our term loans.  In addition, our debt instruments contain provisions that, absent consent of Hexagon, may restrict our ability to raise additional capital.

5

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements were prepared by Recovery in accordance with generally accepted accounting principles (“GAAP”) in the United States.  The financial statements reflect all normal recurring adjustments which are, in the opinion of management, necessary to provide a fair statement of the results of operations and financial position.

Reclassification

Certain amounts in the 2012 consolidated financial statements have been reclassified to conform to the June 30, 2013 consolidated financial statement presentation.  Such reclassifications had no effect on net income.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of oil and gas reserves, assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  We evaluate our estimates on an ongoing basis and base our estimates on historical experience and on various other assumptions we believe to be reasonable under the circumstances.  Although actual results may differ from these estimates under different assumptions or conditions, we believe that our estimates are reasonable.

Our most significant financial estimates are associated with our estimated proved oil and gas reserves, assessments of impairment imbedded in the carrying value of undeveloped acreage and proven properties, as well as valuation of common stock used in various issuances of common stock, options and warrants, and estimated derivative liabilities.

Oil and Gas Producing Activities

The Company follows the full cost method of accounting for oil and gas operations whereby all costs related to the exploration, development and acquisition of oil and natural gas reserves are capitalized.  Such costs include land acquisition costs, geological and geophysical expenses, carrying charges on non-producing properties, costs of drilling, developing and completing productive wells and/or plugging and abandoning non-productive wells, and any other costs directly related to acquisition and exploration activities.  Proceeds from property sales are generally applied as a credit against capitalized exploration and development costs, with no gain or loss recognized, unless such a sale would significantly alter the relationship between capitalized costs and the proved reserves attributable to these costs.  A significant alteration would typically involve a sale of 25% or more of proved reserves.

Depletion of exploration and development costs and depreciation of production equipment is computed using the units-of-production method based upon estimated proved oil and gas reserves.  Costs included in the depletion base to be amortized include (a) all proved capitalized costs including capitalized asset retirement costs net of estimated salvage values, less accumulated depletion, (b) estimated future development cost to be incurred in developing proved reserves; and (c) estimated dismantlement and abandonment costs, net of estimated salvage values, that are not otherwise included in capitalized costs.

The costs of undeveloped acreage are withheld from the depletion base until it is determined whether or not proved reserves can be assigned to the properties.   When proved reserves are assigned to such properties or one or more specific properties are deemed to be impaired, the cost of such properties or the amount of the impairment is added to full cost pool which is subject to depletion calculations.  The properties are reviewed quarterly for impairment.

Under the full cost method of accounting, capitalized oil and gas property costs less accumulated depletion and net of deferred income taxes may not exceed an amount equal to sum of i.) the present value, discounted at 10%, of estimated future net revenues from proved oil and gas reserves, plus ii.) the cost of unproved properties not subject to amortization (without regard to estimates of fair value), or estimated fair value, if lower, of unproved properties that are not subject to amortization.  Should capitalized costs exceed this ceiling, an impairment expense is recognized.

The present value of estimated future net revenues was computed by applying a twelve month average of the first day of the month price of oil and gas to estimated future production of proved oil and gas reserves as of period-end, less estimated future expenditures to be incurred in developing and producing the proved reserves (assuming the continuation of existing economic conditions), less any applicable future taxes.

The Company did not recognize impairment charges for the six months ended June 30, 2013 compared to an impairment of $3.27 million for the six months ended June 30, 2012.

6

Wells in Progress

Wells in progress represent wells that are currently in the process of being drilled or completed or otherwise under evaluation as to their potential to produce oil and gas reserves in commercial quantities.  Such wells continue to be classified as wells in progress and withheld from the depletion calculation and the ceiling test until such time as either proved reserves can be assigned, or the wells are otherwise abandoned.  Upon either the assignment of proved reserves or abandonment, the costs for these wells are then transferred to the full cost pool and become subject to both depletion and the ceiling test calculations.

In June 2013, the Company purchased a 50% interest in approximately 1,200 contiguous gross acres in Laramie County, Wyoming, in an area considered strategic by the Company.  This tract included two existing wells, one of which has now been recompleted. Costs associated with this purchase is currently classified as wells in progress, as the results of the recompletion are still under evaluation.  As of June 30, 2013, the Company has $0.91 million in wells in progress, including $0.73 million associated with the above described acres, compared to $0.19 million in wells in progress as of December 31, 2012.

Loss per Common Share

Earnings (losses) per share are computed based on the weighted average number of common shares outstanding during the period presented. Diluted earnings (losses) per share are computed using the weighted-average number of common shares outstanding plus the number of common shares that would be issued assuming exercise or conversion of all potentially dilutive common shares.  Potentially dilutive securities, such as conversion derivatives and stock purchase warrants, are excluded from the calculation when their effect would be anti-dilutive.  As of June 30, 2013, a total of 6,648,913 and 3,477,625, respectively of shares underlying warrants and convertible debentures have been excluded from the diluted share calculations as they were anti-dilutive as a result of net losses incurred.  Accordingly, basic shares equal diluted shares for all periods presented.

 Recent Accounting Pronouncements

Various accounting standards updates are issued, most of which represented technical corrections to the accounting literature or were applicable to specific industries, are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 4 – OIL AND GAS PROPERTIES

In June 2013, the Company purchased a 50% working interest in a section in Laramie County, Wyoming for $0.60 million with an additional $0.13 million as additions to the well equipment and intangible equipment. The purchase is classified as wells in progress since the Company is evaluating the results of the recompletion of one of the wells included with the purchase of this property.

In February 2013, the Company completed the sale of certain developed properties for $0.64 million.

NOTE 5 – WELLS IN PROGRESS

As of June 30, 2013, the Company has $0.91 million in wells in progress, including $0.73 million associated with the Laramie County property that was purchased in June 2013, compared to $0.19 million included in wells in progress as of December 31, 2012.

NOTE 6 - FINANCIAL INSTRUMENTS AND DERIVATIVES

The Company periodically enters into various commodity derivative financial instruments intended to hedge against exposure to market fluctuations of oil prices.   As of June 30, 2013, the Company maintained no active financial instruments of this type.

The amounts of gains and losses recognized as a result of our derivative financial instruments were as follows:

	Six months ended June 30,
	2013	2012
Realized gains on commodity price derivatives	$19,890	$12,389
Unrealized gains on commodity price derivatives	$-	$575,609

Realized gains and losses occurs as individual swaps mature and settle.  These gains and losses are recorded as income or expenses in the periods during which applicable contracts settle.  Swaps which are unsettled as of a balance sheet date are carried at fair market value, either as an asset or liability (See Note 7 - Fair Value of Financial Instruments).  Unrealized gains and losses result from mark-to-market changes in the fair value of these derivatives between balance sheet dates.

7

NOTE 7 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company measures fair value of its financial assets on a three-tier value hierarchy, which prioritizes the inputs, used in the valuation methodologies in measuring fair value:

●         Level 1 – Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
●         Level 2 – Other inputs that are directly or indirectly observable in the marketplace.
●         Level 3 – Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The Company’s cash equivalents, short-term investments, accounts receivable, accounts payable, accrued expenses, interest payable and customer deposits approximate fair value due to the short-term nature or maturity of the instruments.  The Company’s fixed rate 10% and 8% term loans and convertible debentures, respectively, are measured using Level 1 inputs.

Derivative Instruments

The Company determines its estimate of the fair value of derivative instruments using a market approach based on several factors, including quoted market prices in active markets, quotes from third parties, and the credit rating of its counterparty.  The Company also performs an internal valuation to ensure the reasonableness of third-party quotes.

The types of derivative instruments utilized by the Company included commodity swaps.  The oil derivative markets are highly active.  Although the Company’s economic hedges are valued using public indices, the instruments themselves are traded with third-party counterparties and are not openly traded on an exchange.  As such, the Company has classified these instruments as Level 2.

In evaluating counterparty credit risk, the Company assessed the possibility of whether the counterparty to the derivative would default by failing to make any contractually required payments.  The Company considered that the counterparty is of substantial credit quality and has the financial resources and willingness to meet its potential repayment obligations associated with the derivative transactions.

Asset Retirement Obligation

The fair value of the Company’s asset retirement obligation liability is calculated at the point of inception by taking into account: 1) the cost of abandoning oil and gas wells, which is based on the Company’s historical experience for similar work, or estimates from independent third-parties; 2) the economic lives of its properties, which are based on estimates from reserve engineers; 3) the inflation rate; and 4) the credit adjusted risk-free rate, which takes into account the Company’s credit risk and the time value of money.  Given the unobservable nature of the inputs, the initial measurement of the asset retirement obligation liability is deemed to use Level 3 inputs.

Convertible Debentures Payable Conversion Feature

In February 2011, the Company issued in a private placement $8.40 million aggregate principal amount of three year 8% Senior Secured Convertible Debentures (“Debentures”) with a group of accredited investors.  During the year ended December 31, 2012, the Company issued an additional $5.00 million of Debentures, resulting in a total of $13.40 million of Debentures outstanding as of December 31, 2012.  In June 2013, the Company issued an additional $1.38 million of supplemental convertible debentures. As of June 30, 2013, the Debentures are convertible at any time at the holders’ option into shares of our common stock at $4.25 per share, subject to certain adjustments, including the requirement to reset the conversion price based upon any subsequent equity offering at a lower price per share amount.  The Company engaged a third party to complete a valuation of this conversion.

The following table provides a summary of the fair values of assets and liabilities measured at fair value:

June 30, 2013

	Level 1	Level 2	Level 3	Total
Liability
Convertible debentures conversion derivative liability	$-	$-	$(1,850,000)	$(1,850,000)
Total liability, at fair value	$-	$-	$(1,850,000)	$(1,850,000)

December 31, 2012

	Level 1	Level 2	Level 3	Total
Liability
Convertible debentures conversion derivative liability	$-	$-	$(1,680,000)	$(1,680,000)
Total liability, at fair value	$-	$-	$(1,680,000)	$(1,680,000)

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The following table provides a summary of changes in fair value of the Company’s Level 3 financial assets and liabilities as of June 30, 2013:

Beginning balance, December 31, 2012	$(1,680,000)
Convertible debentures conversion derivative gain/ loss	(30,000)
Additions to derivative liability from Supplemental Debenture	(140,000)
Ending balance, June 30, 2013	$(1,850,000)

The Company did not have any transfers of assets or liabilities between Level 1, Level 2 or Level 3 of the fair value measurement hierarchy during the six months ending June 30, 2013 or 2012.

NOTE 8 – LOAN AGREEMENTS

Term Loans

The Company entered into three separate loan agreements with Hexagon in January, March and April 2010, each with an original maturity date of December 1, 2010.  All three loans originally bore annual interest of 15% (which has been reduced, as discussed below), currently mature on May 16, 2014, and have similar terms, including customary representations and warranties and indemnification, and require the Company to repay the loans with the proceeds of the monthly net revenues from the production of the acquired properties.  The loans contain cross collateralization and cross default provisions and are collateralized by mortgages against a portion of the Company’s developed and undeveloped leasehold acreage.

We entered into a loan modification agreement on May 28, 2010, which extended the maturity date of the loans to December 1, 2011.  In consideration for extending the maturity of the loans, Hexagon received 250,000 warrants with an exercise price of $6.00 per share.  The loan modification agreement also required the Company to issue 250,000 five year warrants to purchase common stock at $6.00 per share to Hexagon if the Company did not repay the loans in full by January 1, 2011. Since the loans were not paid in full by January 1, 2011, the Company issued 250,000 additional warrants with an exercise price of $6.00 per share to Hexagon, which were valued at approximately $1.60 million in the aggregate.  This amount was recorded as a deferred financing cost and is being amortized over the remaining term of the loan.

In December 2010, Hexagon extended the maturity date of the loans to September 1, 2012.  During the last six months of 2011, Hexagon agreed to temporarily suspend for five months the requirement to remit monthly net revenues in the total amount of approximately $2.00 million as payment on the loans. In November 2011, Hexagon extended the maturity to January 1, 2013.  In November 2011, Hexagon also temporarily advanced the Company an additional amount of $0.31 million, which was repaid in full in February 2012.  In March 2012, Hexagon extended the maturity of the loans to June 30, 2013, and in connection therewith, the Company agreed to make minimum monthly note payments of $0.33 million, effective immediately.  In July 2012, Hexagon extended the maturity date to September 30, 2013. In November 2012, Hexagon extended the maturity date of the loans to December 31, 2013.

On December 27, 2012, in connection with the Company’s lease of deep rights on approximately 6,300 net acres to a third party for total consideration of $1.5 million, the Company paid Hexagon $0.75 million, which reduced the long-term debt principal amount.

In April 2013, Hexagon agreed to amend all three loan agreements to extended the maturity date to May 16, 2014, reduce the annualized interest rate to 10% from 15% beginning retroactively with March 2013, decrease our minimum monthly payment under the term loans to $0.23 and allow us to make interest-only payments for March, April, May, and June. In consideration for the extended maturity date, reduced interest rate, and reduced minimum loan payment, we provided Hexagon an additional security interest in 15,000 acres of our undeveloped acreage.

The Company is subject to certain non-financial covenants with respect to the Hexagon loan agreements.  As of June 30, 2013, the Company was in compliance with all covenants under the facilities.

As of June 30, 2013, the total amount outstanding on the three loan agreements is $19.29 million, all of which is classified as current.

Convertible Debentures Payable

In February 2011, the Company completed a private placement of $8.40 million aggregate principal amount of the Debentures, secured by mortgages on several of our properties.  Initially, the Debentures were convertible at any time at the holders' option into shares of our common stock at $9.40 per share, subject to certain adjustments, including the requirement to reset the conversion price based upon any subsequent equity offering at a lower price per share amount. Interest at an annualized rate of 8% is payable quarterly on each May 15, August 15, November 15 and February 15 in cash or, at the Company's option, in shares of common stock, valued at 95% of the volume weighted average price of the common stock for the 10 trading days prior to an interest payment date.  The Company can redeem some or all of the Debentures at any time.  The redemption price is 115% of principal plus accrued interest.  If the holders of the Debentures elect to convert the Debentures, following notice of redemption, the conversion price will include a make-whole premium equal to the remaining interest through the 18 month anniversary of the original issue date of the Debentures, payable in common stock. T.R. Winston & Company LLC (“TR Winston”) acted as placement agent for the private placement and received $0.40 million of Debentures equal to 5% of the gross proceeds from the sale.  The Company is amortizing the $0.40 million over the life of the loan as deferred financing costs.  The Company amortized $0.05 million of deferred financing costs into interest expense during the six months ended June 30, 2013, and has $0.09 million of deferred financing cost to be amortized through May 2014.

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In December 2011, the Company agreed to amend the Debentures to lower the conversion price to $4.25 from $9.40 per share. This amendment was an inducement consideration to the Debenture holders for their agreement to release a mortgage on certain properties so the properties could be sold. The sale of these properties was effective December 31, 2011, and a final closing occurred during first quarter of 2012.

On March 19, 2012, the Company entered into agreements with some of its existing Debenture holders to issue up to $5.0 million in additional debentures (the “Supplemental Debentures”).  Under the terms of the Supplemental Debenture agreements, proceeds derived from the issuance of Supplemental Debentures were used principally for the development of certain of the Company's proved undeveloped properties and other undeveloped acreage currently targeted by the Company for exploration, as well as for other general corporate purposes. Any new producing properties developed from the proceeds of Supplemental Debentures are to be pledged as collateral under a mortgage to secure future payment of the Debentures and Supplemental Debentures. All terms of the Supplemental Debentures are substantively identical to the Debentures.  The Agreements also provided for the payment of additional consideration to the purchasers of Supplemental Debentures in the form of a proportionately reduced 5% carried working interest in any properties developed with the proceeds of the Supplemental Debenture offering.

Through July 2012, we received $3.04 million of proceeds from the issuance of Supplemental Debentures, which were used for the drilling and development of six new wells, resulting in a total investment of $3.69 million.  Five of these wells resulted in commercial production, and one well was plugged and abandoned.

In August 2012, the Company and holders of the Supplemental Debentures agreed to renegotiate the terms of the Supplemental Debenture offering.  These negotiations concluded with the issuance of an additional $1.96 million of Supplemental Debentures.  The August 2012 modifications to the Supplemental Debenture agreements increased the carried working interest from 5% to 10% and also provided for a one-year, proportionately reduced net profits interest of 15% in the properties developed with the proceeds of the Supplemental Debenture offering, as well as the next four properties to be drilled and developed by the Company.  In conjunction with commitments to additional Debentures in June 2013 (see below), the commitment to provide a 10% carried interest  and  a 15%  one year net profits interest related to the development of four future properties was modified to a 15% carried interest in such properties.

The Company has estimated the total value of consideration paid to Supplemental Debenture holders in the form of the modified net profits interest and carried working interest to be approximately $1.16 million, and recorded this amount as a debt discount to be amortized over the remaining life of the Supplemental Debentures.

We periodically engage a third party valuation firm to complete a valuation of the conversion feature associated with the Debentures, and with respect to June 30, 2013, the Supplemental Debentures.  This valuation resulted in an estimated derivative liability as of June 30, 2013 and December 31, 2012 of $1.85 million and $1.68 million, respectively.  The portion of the derivative liability that is associated with the August 2012 Supplemental Debentures, in the approximate amount of $0.70 million has been recorded as a debt discount, and is being amortized over the remaining life of the Supplemental Debentures.

During the six months ended June 30, 2013 and 2012, the Company amortized $1.13 million and $0.85 million, respectively, of debt discounts.

On September 8, 2012, the Company issued 50,000 shares, valued at $0.23 million, to T.R. Winston & Company LLC for acting as a placement agent of the Supplemental Debentures.  The Company is amortizing the $0.23 million over the life of the loan as deferred financing costs.  The Company amortized $0.03 million and $0.07 of deferred financing costs into interest expense during the three and six months ended June 30, 2013, and has $0.12 million of deferred financing costs to be amortized through May 2014.

In April 2013, the holders of the Debentures agreed to extend their maturity date to May 16, 2014.  In consideration for the extended maturity date the Company provided an additional security interest in 15,000 acres of our undeveloped acreage, as additional collateral for the Debentures.

In April 2013, we received approval from our existing secured debt and convertible debenture holders to issue up to $5.00 million of additional convertible debentures with terms substantially identical to our existing convertible debentures. In connection therewith, we also received a commitment of $1.50 million from one of our existing Convertible Debenture holders to purchase additional convertible debentures on or prior to July 15. 2013; $0.53 million of this commitment has been funded to date. As of June 30, 2013 we have entered into subscription agreements for the issuance of $1.38 million of such convertible debt, including the aforementioned $0.53 million related to the debt commitment received in April. Two officers of the Company participated in the additional convertible debentures for a combined total of $0.43 million. Of the $1.38 million committed, $1.16 million has been funded to date. The Company expects the remaining $1.02 million for which it has received commitments to be funded in the near future, and will take such actions as are necessary to secure such funding. In connection with the officers’ participation in the debenture offering, we entered into a letter agreement with the officers pursuant to which we and the officers agreed that in the event of an equity offering that triggers the anti-dilution provisions of the debentures, or if we elect to pay interest on the debentures with shares of our common stock rather than in cash, then the Conversion Price or Interest Conversion Rate, as the case may be, will not be lower than $1.55 per share without approval by our shareholders. The recent commitments were subject to certain yield enhancements, including a 25% carried interest in certain properties scheduled to be developed with the proceeds. The Company has estimated the total value of consideration paid to the Debenture holders in the form of the yield enhancement to be approximately $0.27 million, and recorded this amount as a debt discount to be amortized over the remaining life of the Debentures.

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The funds associated with the initial issuance of debentures will be used by the Company for the drilling and development of certain properties, and, to a lessor extent, for general corporate purposes. As of June 30, 2013, all of the Convertible Debentures are considered current. The additional debentures have increased the debt discount by $0.14 million which is amortized over the life of the debt.  As of June 30, 2013, the Company amortized $.01 million.

As of June 30, 2013 and December 31, 2012, the convertible debt is recorded as follows:

	As of June 30, 2013	As of December 31, 2012
Convertible debentures	$14,779,902	$13,400,000
Debt discount	(2,381,699)	(3,099,639)
Total convertible debentures, net	$12,398,203	$10,300,361

Annual debt maturities as of June 30, 2013 are as follows:

Year 1	$34,071,849
Thereafter	-
Total	$34,071,849

Failure to make periodic interest payments due under the Debentures (including the Supplemental Debentures) may result in acceleration of all principal and interest then outstanding under the Debentures, and may entitle the holders of the Debentures to exercise their rights to foreclose under the mortgages securing the Debentures. In addition, failure to make the required monthly payments under our term loans could result in immediate acceleration of both the term loans and the Debentures

Interest Expense

For the six months ended June 30, 2013 and 2012, the Company incurred interest expense of approximately $3.31 million and $4.17 million, respectively, of which approximately $2.05 million and $2.60 million, respectively, were non-cash interest expense and amortization of the deferred financing costs, accretion of the convertible debentures payable discount, and convertible debentures interest paid in common stock.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Environmental and Governmental Regulation

At June 30, 2013, there were no known environmental or regulatory matters which are reasonably expected to result in a material liability to the Company.  Many aspects of the oil and gas industry are extensively regulated by federal, state, and local governments in all areas in which the Company has operations. Regulations govern such things as drilling permits, environmental protection and pollution control, spacing of wells, the unitization and pooling of properties, reports concerning operations, royalty rates, and various other matters including taxation.  Oil and gas industry legislation and administrative regulations are periodically changed for a variety of political, economic, and other reasons.  As of June 30, 2013 the Company had not been fined or cited for any violations of governmental regulations that would have a material adverse effect upon the financial condition of the Company.

Legal Proceedings

The Company may from time to time be involved in various legal actions arising in the normal course of business.  In the opinion of management, the Company’s liability, if any, in these pending actions would not have a material adverse effect on the financial position of the Company.  The Company’s general and administrative expenses would include amounts incurred to resolve claims made against the Company.

Parker v. Tracinda Corporation, Denver District Court, Case No. 2011CV561.  In November 2012, the Company filed a motion to intervene in garnishment proceedings involving Roger Parker, the Company’s former Chief Executive Officer and Chairman.  The Defendant has served various writs of garnishment on the Company to enforce a judgment against Mr. Parker seeking, among other things, shares of unvested, restricted stock.  The Company has asserted rights to lawful set-offs and deductions in connection with certain tax consequences, which may be material to the Company.  As a result of bankruptcy proceedings filed by Mr. Parker, the garnishment proceedings have been stayed with respect to the Denver District Court case.  At this stage, we cannot express an opinion as to the probable outcome of this matter.

In re Roger A. Parker: Tracinda Corp. v. Recovery Energy, Inc. and Roger A. Parker, United States Bankruptcy Court for the District of Colorado, Case No. 13-10897-EEB. On June 10, 2013, Tracinda Corp. (“Tracinda”) filed a complaint (Adversary No. 13-011301 EEB) against the Company and Roger Parker in connection with the personal bankruptcy proceedings of Roger Parker, alleging that the Company improperly failed to remit to Tracinda certain property in connection with a writs of garnishment issued by the Denver District Court (discussed above). The Company filed an answer to this complaint on July 10, 2013.

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NOTE 10 - SHAREHOLDERS’ EQUITY

Common Stock

As of June 30, 2013, the Company had 100,000,000 shares of common stock and 10,000,000 shares of preferred stock authorized, of which 19,034,819 shares of common stock were issued and outstanding.  No preferred shares were issued or outstanding.

During the six months ended June 30, 2013, the Company issued 411,212 shares of common stock as restricted stock grants to employees, board members, or consultants.

Investment Banking Agreement

In May 2013, the Company entered into a one-year, non-exclusive investment banking agreement with TR Winston. The agreement provides for initial compensation to TR Winston in the amount of 100,000 common shares, and 900,000 common stock purchase warrants. All warrants have a term of three years and a strike price of $4.25 per share. The investment banking agreement also provides for additional commissions and compensation in the event that TR Winston arranges a successful equity or debt financing during the term of the agreement. The 900,000 warrants are valued at $0.38 million and the 100,000 common shares are valued at $0.16 million. Both equity instruments are classified as a prepaid asset and amortized over the life of the agreement. During the three month and six month periods ended June 30, 2013, $0.03 million was included in general and administrative expense as amortization of the value of these grants.

Convertible Debenture Interest

In February 2013, the Company issued 129,202 shares for payment of quarterly interest expense on the convertible debentures valued at $0.27 million.  Through June 30, 2013, additional interest expense in that amount of $0.28 million was accrued as a liability.  This liability was satisfied in August 2013 via the issuance of 162,283 shares of common stock.  The issuance of this common stock had been delayed, pending the effectiveness of a registration statement on Form S-1, which became effective on July 25, 2013.

Warrants

A summary of warrant activity for the six months ended June 30, 2013 is presented below:

		Weighted-Average
	Warrants	Exercise Price
Outstanding at December 31, 2012	5,638,900	$7.04
Granted	1,118,750	4.25
Exercised, forfeited, or expired	(108,737)	(6.00)
Outstanding at June 30, 2013	6,648,913	$6.59

In January 2013, the Company entered into two separate consulting agreements, one with a financial advisory firm and one with a public relations company.  Each agreement provided for the issuance by the Company of 200,000 warrants for a total of 400,000 warrants, with an exercise of $4.25 and a total valuation of $0.30 million. The shares vested 25% on March 31, 2013 and will vest 25% for each quarter thereafter. The Company is valuing the warrants each quarter based on their vesting schedule, and including the amount associated with such vesting warrants as an expense in the period of vesting.

The aggregate intrinsic value associated with outstanding warrants as of June 30, 2013 and December 31, 2012 was $0, as the strike price of all warrants exceeded the market price for common stock, based on the Company’s closing common stock price of $1.57 and $1.99, respectively.  The weighted average remaining contract life as of June 30, 2013 was 2.06 years, and 2.43 years as of December 31, 2012.

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NOTE 11 - SHARE BASED COMPENSATION

The costs of employee services received in exchange for an award of equity instruments are based on the grant-date fair value of the award, recognized over the period during which an employee is required to provide services in exchange for such award.

During the six months ended June 30, 2013, the Company granted 411,212 shares of restricted common stock to employees and directors, including 129,962 during the three months ended June 30, 2013, and 600,000 stock options to employees.

A summary of restricted stock grant activity for the six months ended June 30, 2013 is presented below:

Shares
Balance outstanding at December 31, 2012	1,730,710
Granted	411,212
Vested	(198,718)
Expired/ cancelled	(8,333)
Balance outstanding at March 31, 2013	1,934,871

Total unrecognized compensation cost related to unvested stock grants was approximately $0.49 million as of June 30, 2013.  The cost at June 30, 2013 is expected to be recognized over a weighted-average service period of 3 years.

Other Compensation

We sponsor a 401(k) savings plan. All regular full-time employees are eligible to participate. We make contributions to match employee contributions up to 5% of compensation deferred into the plan. The Company made cash contributions of $0.02 million for the six months ended June 30, 2013.

Stock Options

A summary of stock options activity for the six months ended June 30, 2013 is presented below:

Stock Options
Outstanding at December 31, 2012	-
Granted	600,000
Exercised, forfeited, or expired	-
Outstanding at June 30, 2013	600,000

In June 2013, the Company entered into employment agreements with the CEO and the President/CFO for non-cash compensation which consist of each individual receiving 300,000 stock options of which 100,000 vested immediately and 200,000 vests over the next 2 years, subject to approval by the Company’s shareholders. The options have a five year life and an exercise price of $1.60.  The 600,000 stock options are valued of $0.52 million at date of grant. During the six months ended June 30, 2013, the Company recognized $0.18 as non-cash compensation expense and $0.34 million is to be amortized over the remaining 2 years.

These employment contracts also provide that some or all of the salaries of these individuals may be paid via the issuance of up to 93,750 shares of common stock in 2014 for each executive.

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ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2012, as well as the unaudited condensed consolidated financial statements and notes thereto included in this Quarterly Report on Form 10-Q. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors including those set forth under Item “1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 2012.

General

Recovery Energy, Inc. (“Recovery,” “Recovery Energy,” “we,” “our,” and the “Company”) is an independent oil and gas company engaged in the acquisition, drilling and production of oil and natural gas properties and prospects within the Denver-Julesburg (“DJ”) Basin. Our business strategy is designed to create shareholder value by developing our undeveloped acreage and leveraging the knowledge, expertise and experience of our management team.

We principally target low to medium risk projects that have the potential for multiple producing horizons, and offer repeatable success allowing for meaningful production and reserve growth. Our acquisition and exploration pursuits of oil and natural gas properties are principally in Colorado, Nebraska, and Wyoming within the DJ Basin.

Financial Condition and Liquidity

Since our inception, we have incurred a cumulative net loss of approximately $111.51 million.  As of June 30, 2013, we have negative working capital of $33.92 million and current liabilities of $36.40 million.

Information about our financial position is presented in the following table:

	June 30, 2013	December 31, 2012
Financial Position Summary
Cash and cash equivalents	$629,907	$970,035
Working capital	$(33,921,848)	$(1,041,491)
Balance outstanding on term loans and convertible debentures	$34,071,849	$32,736,341
Shareholders’ equity	$8,273,643	$12,082,212

During the six months ended June 30, 2013, our working capital decreased to negative $33.92 million compared to negative working capital of $1.04 million at December 31, 2012. This lower level of working capital is primarily the result of classifying the term loans and the convertible debentures as current liabilities and cash used in operations and investing activities that exceeded cash provided by financing activities. In view of the maturity of our secured indebtedness in May 2014, we will be required to complete one or more capital-raising transactions, such as a sale of assets, an offering of our securities, or a refinancing transaction with terms more favorable to us, before our secured debt and our convertible debentures matures. If we default under any of these instruments, our lenders will be entitled to exercise their rights to foreclose on the properties held as security for the term loans and the debentures, and may be entitled to collect any amounts remaining under the loans and debentures that are not satisfied through sale of such properties. Principally as a result of the current maturity date of these debts, we currently do not have enough working capital to cover our current liabilities.

We have a history of sustained losses and cash used by operating activities, including losses of $5.29 million for the six months ended June 30, 2013, $2.85 million for the three months ended June 30, 2013, and $37.7 million for the year ended 2012, and cash used by operating activities of $1.26 million for the six months ended June 30, 2013 and $1.27 million for the six months ended June 30, 2012. We currently have $19.29 million outstanding under our term loans and $14.78 million outstanding under our convertible debentures. Both the term note and the convertible debenture are considered current on our balance sheet and mature May 16, 2014.

In addition to the above, we will require additional capital to fund our capital budget for the remainder of 2013, to help fund our ongoing overhead, to provide for payment of minimum interest and principal payments required by our term loans, and to provide additional capital to generally improve our working capital position.

In April 2013, we received approval from our existing secured debt and convertible debenture holders to issue up to $5.00 million of additional convertible debentures with terms substantially identical to our existing convertible debentures.  In connection therewith, we also received a commitment of $1.50 million from one of our existing Convertible Debenture holders to purchase additional convertible debentures on or prior to July 15. 2013; $0.53 million of this commitment has been funded to date.  As of June 30, 2013 we have entered into subscription agreements for the issuance of $1.38 million of such convertible debt, including the aforementioned $0.53 million related to the debt commitment received in April.  Two officers of the Company participated in the additional convertible debentures for a combined total of $0.43 million.  Of the $1.38 million committed, $1.16 million has been funded to date. The Company expects the remaining $1.02 million for which it has received commitments to be funded in the near future, and will take such actions as are necessary to secure such funding. In connection with the officers’ participation in the debenture offering, we entered into a letter agreement with the officers pursuant to which we and the officers agreed that in the event of an equity offering that triggers the anti-dilution provisions of the debentures, or if we elect to pay interest on the debentures with shares of our common stock rather than in cash, then the Conversion Price or Interest Conversion Rate, as the case may be, will not be lower than $1.55 per share without approval by our shareholders. The recent commitments were subject to certain yield enhancements, including a 25% carried interest in certain properties scheduled to be developed with the proceeds.

We intend to seek completion of the remainder of the $5.00 million offering of additional debt that was approved in April.  Proceeds from the issuance of this convertible debt has and will be dedicated principally toward the development of certain specific properties, and to a lesser extent, general corporate purposes.  However, there is no assurance that we will be successful in securing additional convertible debenture funding beyond those firm commitments that we have already received.

We will also require additional funding for those purposes described above.  We anticipate that such additional funding will be provided by a combination of capital raising activities, including the selling of additional debt and/or equity securities, the selling of certain assets and by the development of certain of our undeveloped properties via arrangements with joint venture partners. If we are not successful in obtaining sufficient cash sources to fund the aforementioned capital requirements, we may be required to curtail our expenditures, restructure our operations, sell assets on terms which may not be deemed favorable and/or curtail other aspects of our operations, including deferring portions of our 2013 capital budget.  There is no assurance that any such funding will be available to us.

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Pursuant to our credit agreements with Hexagon, a substantial portion of our monthly net revenues derived from our producing properties is required to be used for debt and interest payments.  In addition, our debt instruments contain provisions that, absent consent of Hexagon, may restrict our ability to raise additional capital.

In April 2013, we entered into amendments to both our term loan agreements with Hexagon and our convertible debentures to extend the maturity dates of these debts to May 16, 2014.  In addition, the amendments to our term loans also provided for the reduction of the interest rate from 15% to 10% effective March 1, 2013; the payment of interest only for the months of March through June, 2013; a reduction in the minimum monthly payments of principal and interest thereafter from $0.33 million per month to $0.23 million and forbearance by the secured lender from exercising its rights under the term loan credit agreements for any breach that may have occurred prior to the amendment.

In consideration for the extended maturity date of both loans and the reduced interest rate and minimum loan payment under the secured term loans, we provided to each of Hexagon and the holders of our debentures an additional security interest in 15,000 acres (or 30,000 acres in aggregate) of our undeveloped acreage.  In addition, we are required under the amendment to use our reasonable best efforts to pursue certain transactions to improve our financial condition, including the possible sales of certain of our assets, an equity offering or similar capital-raising transaction, one or more joint venture development agreements, and an engineering study of certain of our producing properties to ascertain possible operations to enhance production from those properties. Pursuant to the debenture amendment, we and the debenture holders have agreed to waive any breach under the debentures that may have occurred prior to the date of the amendment.

Cash Flows

Cash used in operating activities during the six months ended June 30, 2013 was $1.26 million.  This use of cash, coupled with the cash used in investing activities, exceeded cash provided by financing activities by $0.34 million, and resulted in a corresponding decrease in cash.  This net use of cash coupled with both the term loans and convertible debentures becoming current contributed to a $32.88 million decrease in working capital as of June 30, 2013, compared to working capital as of December 31, 2012.

The following table compares cash flow items during the six months ended June 30, 2013 to June 30, 2012:

	Six Months Ended June 30,
	2013	2012
Cash provided by (used in):
Operating activities	$(1,256,858)	$(1,270,981)
Investing activities	(200,814)	(3,013,126)
Financing activities	1,117,544	2,043,566
Net change in cash	$(340,128)	$(2,240,541)

During the six months ended June 30, 2013, net cash used in operating activities was $1.26 million, compared to $1.27 million during the six months ended June 30, 2012, a decrease of $0.01 million or 1%.  The primary changes in operating cash during the six months ended June 30, 2013 were $5.29 million of net loss, adjusted for non-cash charges of $1.33 million of depreciation, depletion, amortization and accretion expenses, $1.13 million of debt discount, $0.35 million of amortization of deferred financing costs and issuance of stock for convertible debentures interest, $0.80 million for issuance of stock for services and compensation, a non-cash change in fair value of convertible debentures conversion option of $0.03 million, and $0.36 million in accounts receivable, which was offset by $0.29 million of cash used for accounts payable and other accrued expenses and $0.04 million for cash used for other assets.

During the six months ended June 30, 2013, net cash used in investing activities was $0.20 million, compared to net cash provided by investing activity of $3.01 million during the six months ended June 30, 2012, a decrease of $2.81 million or 93%. The primary changes in investing cash during the six months ended June 30, 2013 were an increase in cash of $0.64 million related to our sale of oil and gas properties which was offset by a decrease in cash of $0.02 additions to office equipment, $0.09 million of drilling expenditures, and $0.73 million additions to oil and gas properties.

During the six months ended June 30, 2013, net cash provided in financing activities was $1.12 million, compared to net cash provided by financing activities of $2.04 million during the six months ended June 30, 2012, a decrease of $0.92 million, or 45%.  The changes in financing cash during the six months ended June 30, 2013 were primarily due to proceeds from debt issuance of $1.16 million which was offset by net repayments of debt of $0.04 million.

In April 2013, we received approval from our existing secured debt and convertible debenture holders to issue up to $5.00 million of additional convertible debentures with terms substantially identical to our existing convertible debentures.  In connection therewith, we also received a commitment of $1.50 million from one of our existing Convertible Debenture holders to purchase additional convertible debentures on or prior to July 15. 2013; $0.53 million of this commitment has been funded to date.  As of June 30, 2013 we have entered into subscription agreements for the issuance of $1.38 million of such convertible debt, including the aforementioned $0.53 million related to the debt commitment received in April.  Two officers of the Company participated in the additional convertible debentures for a combined total of $0.43 million.  Of the $1.38 million committed, $1.16 million has been funded to date. The Company expects the remaining $1.02 million for which it has received commitments to be funded in the near future, and will take such actions as are necessary to secure such funding. In connection with the officers’ participation in the debenture offering, we entered into a letter agreement with the officers pursuant to which we and the officers agreed that in the event of an equity offering that triggers the anti-dilution provisions of the debentures, or if we elect to pay interest on the debentures with shares of our common stock rather than in cash, then the Conversion Price or Interest Conversion Rate, as the case may be, will not be lower than $1.55 per share without approval by our shareholders. The recent commitments were subject to certain yield enhancements, including a 25% carried interest in certain properties scheduled to be developed with the proceeds.

Under the terms of our term loan agreements, we are prohibited from incurring any additional debt from third parties without prior consent from Hexagon.  Our ability to obtain additional working capital through bank lines of credit and project financing would likely be subject to the repayment of the approximately $19.29 million debt related to our primary credit facility.  Consequently, there can be no assurance we will be able to obtain continued access to capital as and when needed or, if so, that the terms of any available financing will be subject to commercially reasonable terms. If we are unable to access additional capital in significant amounts as needed, we may not be able to develop our current prospects and properties, may have to forfeit our interest in certain prospects and may not otherwise be able to develop our business. In such an event, among other things, our stock price will be materially adversely affected.

15

Capital Resources

Funding any additional development of our properties in 2013, and refinancing the Hexagon loans and Debentures prior to their maturity in May 2014, are subject to securing sufficient capital.  We are aggressively exploring a number of capital raising transactions aimed at improving our liquidity position in the long and short term, including asset sales, joint ventures and similar industry partnerships, asset monetization transactions, possible equity transactions, and other potential refinancing transactions with terms more favorable to us than those under the term loans and debentures. We cannot offer assurances that any of these activities will be successful.

Currently, the majority of our cash flows from operations are applied to the payment of principal and interest of our loans.  Due to the Company’s continuing operating losses and capital expenditures, our liquidity and working capital have deteriorated.  We will seek additional capital to refinance our debts, partially fund our operations,  and  fund  our 2013 capital budget.  We will also require substantial additional capital in order to fully test, develop and evaluate our 118,000 net undeveloped acres.  We expect to obtain this capital through a variety of sources, including, but not limited to, future  debt and equity financings and potentially from future joint venture partners.  Unless we are successful in competing a substantial debt and/or equity financing or other similar transaction, or in restructuring our existing indebtedness, in the near term, we will be required to sell certain assets in order to meet obligations as they arise.  We cannot provide assurance that we will secure a major financing, nor can we predict the terms of any future potential financing transactions.

We cannot give assurances that our working capital on hand, our cash flow from operations or any available borrowings, equity offerings or other financings, or asset sales will be sufficient to fund our operations, refinance our debts or finance any additional 2013 capital expenditures.

Results of Operations

Three months ended June 30, 2013 compared to three months ended June 30, 2012

The following table compares operating data for the three months ended June 30, 2013 to June 30, 2012:

	2013	2012
Revenue
Oil sales	$1,189,005	$1,362,566
Gas sales	38,805	98,725
Operating fees	42,019	45,676
Realized gain on commodity price derivatives	-	73,301
Unrealized gains on commodity price derivatives	-	680,000
Total revenues	1,269,829	2,260,268

Costs and expenses
Production costs	255,454	268,315
Production taxes	162,045	169,639
General and administrative	1,367,976	1,561,800
Depreciation, depletion and amortization	651,175	843,999
Total costs and expenses	2,436,650	2,843,753

Loss from operations	(1,166,821)	(583,485)

Other income (expense)	141	(1,123)
Conversion note derivative gain	(10,000)	(190,163)
Interest expense	(1,669,519)	(2,038,082)

Net Loss	$(2,846,199)	$(2,812,853)

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Total revenues

Total revenues were $1.27 million for the three months ended June 30, 2013, compared to $2.26 million for the three months ended June 30 2012, a decrease of $0.99 million, or 44%. The decrease in revenues was due primarily to a decrease in production volumes and a decrease in realized and unrealized gains on commodity price derivatives. During the three months ended June 2013 and 2012, production amounts were 16,144 and 20,858 BOE, respectively, a decrease of 4,714 BOE, or 22.6%. Declines in production are primarily attributable to natural production declines related to mature producing properties, and also to one of the Company’s gas properties that was experiencing production difficulties during most of the quarter. The effect of this production decrease was partially offset by an increase in overall average price per BOE to $76.05 in 2013 from $73.57 in 2012, an increase of $2.48 or 3%.

Revenue in 2012 also included both realized gains on commodity derivatives of $0.07 million and unrealized gains on commodity price derivatives of $0.68 million for which there were no comparable amounts in 2013.

The following table shows a comparison of production volumes and average prices:

	For the Three Months Ended June 30,
	2013	2012
Product
Oil (Bbl.)	13,617	18,241
Oil (Bbls)-average price (1)	$87.32	$74.70

Natural Gas (MCF)-volume	12,697	10,681
Natural Gas Liquids (NGL) – BOE	411	837
Natural Gas (MCF)-average price (2)	$2.96	$6.29

Barrels of oil equivalent (BOE)	16,144	20,858
Average daily net production (BOE)	177	229
Average Price per BOE (1)	$76.05	$73.57

(1) Does not include the realized price effects of hedges
(2) Includes proceeds from the sale of NGL's

Oil and gas production costs, production taxes, depreciation, depletion, and amortization

Average Price per BOE(1)	$76.05	$73.57

Production costs per BOE	15.82	12.86
Production taxes per BOE	10.04	8.13
Depreciation, depletion, and amortization per BOE	40.34	40.46
Total operating costs per BOE	$66.20	$61.45

Gross margin per BOE	$9.85	$12.12

Gross margin percentage	12.95%	16.47%

(1) Does not include the realized price effects of hedges

Commodity Price Derivative Activities

Changes in the market price of oil can significantly affect our profitability and cash flow.  In the past we have entered into various commodity derivative instruments to mitigate the risk associated with downward fluctuations in oil prices.  These derivative instruments consisted exclusively of swaps.  The duration and size of our various derivative instruments varies, and depends on our view of market conditions, available contract prices and our operating strategy.

17

We did not have any commodity price derivatives in place during the three months ended June 30, 2013, and therefore recorded no realized or unrealized gain on commodity price derivatives during the quarter, compared to a net realized gain of $0.07 million an unrealized gain of $0.68 million during the three months ended June 30, 2012. We had no commodity price derivatives at June 30, 2013.

Production costs

Production costs were $0.26 million during the three months ended June 30, 2013, compared to $0.27 million for the three months ended June 30, 2012, a decrease of $0.01 million, or 4%. Decrease in production costs in 2013 was from a decrease of the number of work overs, property improvements, and onsite work on productive wells. Production costs per BOE increased to $15.82 for the three months ended June 30, 2013 from $12.86 in 2012, an increase of $2.96 per BOE, or 23%, primarily as a result of reduced volumes of BOE in 2013.

Production taxes

Production taxes were $0.16 million for the three months ended June 30, 2013, compared to $0.17 million for the three months ended June 30, 2012, a decrease of $0.01 million, or 6%.  Decrease in production taxes was from a decrease in production and product  mix per state.  Currently, ad valorem, severance and conservation taxes range from 1% to 13% based on the state and county which production is derived.  Production taxes per BOE increased to $10.04 during the three months ended June 30, 2013 from $8.13 in 2012, an increase of $1.91 or 23%.

General and administrative

General and administrative expenses were $1.37 million during the three months ended June 30, 2013, compared to $1.56 million during the three months ended June 30, 2012, a decrease of $0.19 million, or 12%.  Non-cash general and administrative items for the three months ended June 30, 2013 were $0.64 million compared to $0.52 million during the three months ending June 30, 2012, an increase of $0.14 million, or 27%.  The increase in non-cash general and administrative expenses was due to an increase in non-cash compensation of $0.15 million and an increase in severance consulting expense of $0.07 million which was offset by a decrease in non-cash consulting expense of $0.11 million. Cash general and administrative expenses were $0.73 million during the three months ended June 30, 2013, compared to $1.03 million during the three months ended June 30, 2012, a decrease of $0.30 million, or 29%.  The decrease in cash general and administrative expenses was a result of reductions in staffing and other expenses, but partially offset by additional legal expenses and other professional service expenses.

Depreciation, depletion, and amortization

Depreciation, depletion, and amortization were $0.65 million during the three months ended June 30, 2013, compared to $0.84 million during the three months ended June 30, 2012, a decrease of $0.19 million, or 23%.  Decrease in depreciation, depletion, and amortization was from (i) a decrease in production amounts in 2013 from 2012, (ii) a decrease in the depletion base for the depletion calculation, offset by (iii) an increase in the depletion rate.  Production amounts decreased to 16,144 from 20,858 for the three months ended June 30, 2013 and 2012, respectively, a decrease of 4,714, or 23%. The decrease in depletion was based on a lower depletion base. Depreciation, depletion, and amortization per BOE decreased to $40.34 from $40.46, respectively, for the three months ended June 30, 2013 and 2012, a decrease of $0.12, or 1%.

Impairment of developed properties

There was no impairment of developed properties during the three months ended June 30, 2013 and June 30, 2012.

Interest Expense

For the three months ended June 30, 2013 and 2012, the Company incurred interest expense of approximately $1.67 million and $2.04 million, respectively, of which approximately $1.04 million and $1.31 million, respectively, were non-cash interest expense and amortization of the deferred financing costs, accretion of the convertible debentures payable discount, and convertible debentures interest paid in common stock.

18

Results of Operations

Six months ended June 30, 2013 compared to six ended June 30, 2012

The following table compares operating data for the six months ended June 30, 2013 to June 30, 2012:

	2013	2012
Revenue
Oil sales	$2,316,338	$2,910,329
Gas sales	145,202	228,401
Operating fees	90,522	89,509
Realized gain on commodity price derivatives	19,890	12,389
Unrealized gain on commodity price derivatives	-	575,609
Total revenues	2,571,952	3,816,237

Costs and expenses
Production costs	559,301	635,842
Production taxes	278,039	362,497
General and administrative	2,352,235	3,584,064
Depreciation, depletion and amortization	1,340,829	1,828,087
Impairment of developed properties	-	3,274,718.00
Total costs and expenses	4,530,404	9,685,208

Loss from operations	(1,958,452)	(5,868,971)

Other income	392	(705)
Conversion note derivative gain	(30,000)	100,000
Interest expense	(3,305,678)	(4,170,988)

Net Loss	$(5,293,738)	$(9,940,664)

Total revenues

Total revenues were $2.57 million for the six months ended June 30, 2013, compared to $3.82 million for the six months ended June 30 2012, a decrease of $1.25 million, or 33%.  The decrease in revenues was due primarily to a decrease in production volumes and a decrease in realized and unrealized gains on commodity price derivatives.  During the six months ended June 2013 and 2012, production amounts were 34,359 and 40,149 BOE, respectively, a decrease of 5,790 BOE, or 14%.   The revenue decrease was enhanced by a decrease in overall average price per BOE to $71.64 in 2013 from $78.49 in 2012, a decrease of $6.85 or 9%. The decrease in realized gains on commodity derivatives of $0.01 million and a decrease in unrealized gain on commodity price derivatives of $0.58 million for a total decrease of $0.57million.

The following table shows a comparison of production volumes and average prices:

	For the Six Months Ended June 30,
	2013	2012
Product
Oil (Bbl.)	27,075	34,368
Oil (Bbls)-average price (1)	$85.55	$84.60

Natural Gas (MCF)-volume	36,047	23,586
Natural Gas Liquids (NGL) – BOE	1.276	1,850
Natural Gas (MCF)-average price (2)	$3.89	$6.58

Barrels of oil equivalent (BOE)	34,359	40,149
Average daily net production (BOE)	190	221
Average Price per BOE (1)	$71.64	$78.49

(1) Does not include the realized price effects of hedges
(2) Includes proceeds from the sale of NGL's

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Oil and gas production costs, production taxes, depreciation, depletion, and amortization

Average Price per BOE(1)	$71.64	$78.49

Production costs per BOE	16.28	15.84
Production taxes per BOE	8.09	9.03
Depreciation, depletion, and amortization per BOE	39.02	45.53
Total operating costs per BOE	$63.39	$70.40

Gross margin per BOE	$8.25	$8.09

Gross margin percentage	11.52%	10.31%

(1) Does not include the realized price effects of hedges

Commodity Price Derivative Activities

Changes in the market price of oil can significantly affect our profitability and cash flow.  In the past we have entered into various commodity derivative instruments to mitigate the risk associated with downward fluctuations in oil prices.  These derivative instruments consisted exclusively of swaps.  The duration and size of our various derivative instruments varies, and depends on our view of market conditions, available contract prices and our operating strategy.

Commodity price derivative net realized gain was $0.02 million during the six months ended June 30, 2013, as compared to a realized gain of $0.01 million for the six months ended June 30, 2012, for an increase in realized gain of $0.01 million, or 200%. We also recorded no unrealized gain on commodity price derivatives for the six months ended June 30, 2013 compared to a gain of $0.58 million during the six months ended March 31, 2012, for a decrease of $0.58 million. The Company had no commodity price derivatives at June 30, 2013.

Production costs

Production costs were $0.56 million during the six months ended June 30, 2013, compared to $0.64 million for the six months ended June 30, 2012, a decrease of $0.08 million, or 13%.  Decrease in production costs in 2013 was from a decrease of the number of work overs, property improvements, and onsite work on productive wells.  Production costs per BOE increased to $16.28 for the six months ended June 30, 2013 from $15.84 in 2012, an increase of $0.44 per BOE, or 3%.

Production taxes

Production taxes were $0.28 million for the six months ended June 30, 2013, compared to $0.36 million for the six months ended June 30, 2012, a decrease of $0.08 million, or 22%.  Decrease in production taxes was from a decrease in production and product mix per state.  Currently, ad valorem, severance and conservation taxes range from 1% to 13% based on the state and county which production is derived.  Production taxes per BOE decreased to $8.09 during the six months ended June 30, 2013 from $9.03 in 2012, a decrease of $0.94 or 10%.

General and administrative

General and administrative expenses were $2.35 million during the six months ended June 30, 2013, compared to $3.58 million during the six months ended June 30, 2012, a decrease of $1.23 million, or 34%.  Non-cash general and administrative items for the six months ended June 30, 2013 were $1.00 million compared to $1.20 million during the six months ending June 30, 2012, a decrease of $0.20 million, or 17%.  The decrease in non-cash general and administrative expenses was due to a decrease in non-cash consulting expense of $0.39 million which was offset by an increase in severance consulting expense of $0.18 million and an increase in non-cash employee and board compensation expense of $0.01 million. Cash general and administrative expenses were $1.35 million during the six months ended June 30, 2013, compared to $2.38 million during the six months ended June 30, 2012, a decrease of $1.03 million, or 43%.  The decrease in cash general and administrative expenses was primarily a result of a reduction of employee count.

Depreciation, depletion, and amortization

Depreciation, depletion, and amortization were $1.34 million during the six months ended June 30, 2013, compared to $1.83 million during the six months ended June 30, 2012, a decrease of $0.49 million, or 27%.  Decrease in depreciation, depletion, and amortization was from (i) a decrease in production amounts in 2013 from 2012, (ii) a decrease in the depletion base for the depletion calculation, offset by (iii) an increase in the depletion rate. Production amounts decreased to 34,359 from 40,149 for the six months ended June 30, 2013 and 2012, respectively, a decrease of 5,790, or 14%. The decrease in depletion was based on a lower depletion base. Depreciation, depletion, and amortization per BOE decreased to $39.02 from $45.53, respectively, for the six months ended June 30, 2013 and 2012, a decrease of $6.51, or 14%.

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Impairment of developed properties

During the six months ended June 30, 2013, the Company did not have an impairment of developed properties. The Company recognized $3.27 million of impairment during the six months ended June 30, 2012.

Interest Expense

For the six months ended June 30, 2013 and 2012, the Company incurred interest expense of approximately $3.31 million and $4.17 million, respectively, of which approximately $2.05 million and $2.60 million, respectively, were non-cash interest expense and amortization of the deferred financing costs, accretion of the convertible debentures payable discount, and convertible debentures interest paid in common stock.

Off-Balance Sheet Arrangements

We do not have any material off-balance sheet arrangements.

2013 Capital Budget

Our entire 2013 capital budget is subject to financing availability.  Through June 30, 2013, the Company has invested approximately $0.70 million in capital expenditures.  If adequate financing is obtained, we anticipate additional capital expenditures of up to $5.00 million during the remainder of 2013.  We anticipate that approximately 80% of this amount will be allocated toward the development of one of our unconventional prospects located in the Wattenberg Field within the DJ Basin that will target horizontal drilling and development of the Niobrara shale and Codell formations.  The remainder is anticipated to be directed principally toward the conventional development of certain lower risk offset wells to existing production.

Our 2013 capital expenditure budget is also subject to various additional factors, including market conditions, availability of capital, oilfield services and equipment availability, commodity prices and drilling results.  Results from the wells identified in the capital budget may lead to additional adjustments to the capital budget as the cash flow from the wells could provide additional capital which we may use to increase our capital budget.  We do not anticipate any significant expansion of our current acreage position.

Other factors that could cause us to increase our level of activity and adjust our capital expenditure budget include a reduction in service and material costs, the formation of joint ventures with other exploration and production companies, the divestiture of non-strategic assets, a further improvement in commodity prices or well performance that exceeds our forecasts, any of which could positively impact our operating cash flow. Factors that could cause us to reduce level of activity and adjust our capital budget include, but are not limited to, increases in service and materials costs, reductions in commodity prices or under-performance of wells relative to our forecasts, any of which could negatively impact our operating cash flow.

Plan of Operations

Our plan of operations is to identify and develop oil and natural gas prospects from our existing inventory of undeveloped acreage. Subject to the securing of adequate financing, we anticipate the investment of substantial capital during the next few years to evaluate, assess and develop this inventory. Currently, our inventory of developed and undeveloped acreage includes approximately 12,000 net acres that are held by production, approximately 8,000 net acres that expire in 2013, 25,000 net acres, and 73,000 net acres that expire in the years 2014, 2015 and thereafter, respectively. Approximately 68% of our inventory of undeveloped acreage provides for extension of lease terms from two to five years, at the option of the Company, via payment of varying, but typically nominal, extension amounts. However, due to our current liquidity issues, we may enter into one or more transactions to sell a significant number of leases, both developed and undeveloped to enable us to pay down our outstanding debt.

The business of oil and natural gas acquisition, exploration and development is capital intensive and the level of operations attainable by an oil and gas company is directly linked to and limited by the amount of available capital. Therefore, a principal part of our plan of operations is to raise the additional capital required to finance the exploration and development of our current oil and natural gas prospects and the acquisition of additional properties.  As explained under “Financial Condition and Liquidity”, based on our present working capital and current rate of cash flow from operations, we will need to raise additional capital to refinance our secured and convertible debenture debts that mature May 2014, partially fund our overhead, and  fund our exploration and development budget.  We will seek additional capital through the sale of our securities, through debt and project financing, joint venture agreements with industry partners, and through sale of assets.  However, under the terms of our term loan agreements and debentures, we are prohibited from incurring any additional debt from third parties or selling any properties held as collateral under the term loans or debentures without prior consent from the lenders.  Thus our ability to obtain additional capital through new debt instruments, project financing and sale of assets may be subject to the repayment of our term loans and/or our debentures.

We intend to use the services of independent consultants and contractors to perform various professional services, including land, legal, environmental, investor relations and tax services.  We believe that by limiting our management and employee costs, we may be able to better control total costs and retain flexibility in terms of project management.

21

Marketing and Pricing

We derive revenue principally from the sale of oil and natural gas.  As a result, our revenues are determined, to a large degree, by prevailing prices for crude oil and natural gas.  We sell our oil and natural gas on the open market at prevailing market prices or through forward delivery contracts.  The market price for oil and natural gas is dictated by supply and demand, and we cannot accurately predict or control the price we may receive for our oil and natural gas.

Our revenues, cash flows, profitability and future rate of growth will depend substantially upon prevailing prices for oil and natural gas.  Prices may also affect the amount of cash flow available for capital expenditures and our ability to borrow money or raise additional capital.  Lower prices may also adversely affect the value of our reserves and make it uneconomical for us to commence or continue production levels of oil and natural gas.  Historically, the prices received for oil and natural gas have fluctuated widely.  Among the factors that can cause these fluctuations are:

●	changes in global supply and demand for oil and natural gas;
●	the actions of the Organization of Petroleum Exporting Countries, or OPEC;
●	the price and quantity of imports of foreign oil and natural gas;
●	acts of war or terrorism;
●	political conditions and events, including embargoes, affecting oil-producing activity;
●	the level of global oil and natural gas exploration and production activity;
●	the level of global oil and natural gas inventories;
●	weather conditions;
●	technological advances affecting energy consumption; and
●	the price and availability of alternative fuels.

From time to time, we will enter into hedging arrangements to reduce our exposure to decreases in the prices of oil and natural gas.  Hedging arrangements may expose us to risk of significant financial loss in some circumstances including circumstances where:

●	our production and/or sales of natural gas are less than expected;
●	payments owed under derivative hedging contracts come due prior to receipt of the hedged month’s production revenue; or
●	the counter party to the hedging contract defaults on its contract obligations.

In addition, hedging arrangements may limit the benefit we would receive from increases in the prices for oil and natural gas.  We cannot assure you that any hedging transactions we may enter into will adequately protect us from declines in the prices of oil and natural gas.  On the other hand, where we choose not to engage in hedging transactions in the future, we may be more adversely affected by changes in oil and natural gas prices than our competitors who engage in hedging transactions.

Obligations and Commitments

We have the following contractual obligations and commitments as of March 31, 2013 (in thousands):

	Payments due by period
Contractual obligations	Total	Within 1 year	1-3 years	4-5 years	More than 5 years
Secured debt	$19,291	$19,291	$-	$-	$-
Interest on secured debt	1,929	1,929	-	-	-
Convertible debentures	14,779	14,779	-	-	-

Separation agreement with Roger Parker (1)	107	107	-	-	-
Interest on convertible debentures	1,182	1,182	-	-	-
Operating leases	45	45	-	-	-
Total contractual cash obligations	$37,333	$37,333	$-	$-	$-

(1)	Includes $96,300 salary, $4,767 employer taxes, $6,330 health, dental, and vision insurance, in accordance with Mr. Parker’s separation agreement dated November 15, 2012.

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements in conformity with generally accepted accounting principles in the United States, or GAAP, requires our management to make assumptions and estimates that affect the reported amounts of assets, liabilities, revenues and expenses, as well as the disclosure of contingent assets and liabilities at the date of our financial statements and the reported amounts of revenues and expenses during the reporting period.  The following is a summary of the significant accounting policies and related estimates that affect our financial disclosures.

22

Critical accounting policies are defined as those significant accounting policies that are most critical to an understanding of a company’s financial condition and results of operation. We consider an accounting estimate or judgment to be critical if (i) it requires assumptions to be made that were uncertain at the time the estimate was made, and (ii) changes in the estimate or different estimates that could have been selected could have a material impact on our results of operations or financial condition.

Use of Estimates

The financial statements included herein were prepared from the our records in accordance with GAAP, and reflect all normal recurring adjustments which are, in the opinion of management, necessary to provide a fair statement of the results of operations and financial position for the interim periods.  The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of oil and gas reserves, assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  We evaluate our estimates on an on-going basis and base our estimates on historical experience and on various other assumptions we believe to be reasonable under the circumstances.  Although actual results may differ from these estimates under different assumptions or conditions, we believe that our estimates are reasonable.  Our most significant financial estimates are associated with our estimated proved oil and gas reserves, assessments of impairment imbedded in the carrying value of undeveloped acreage and proven properties, as well as valuation of common stock used in various issuances of common stock, options and warrants, and estimated derivative liabilities.

 Oil and Natural Gas Reserves

We follow the full cost method of accounting.  All of our oil and gas properties are located within the United States, and therefore all costs related to the acquisition and development of oil and gas properties are capitalized into a single cost center referred to as a full cost pool.  Depletion of exploration and development costs and depreciation of production equipment is computed using the units-of-production method based upon estimated proved oil and gas reserves.  Under the full cost method of accounting, capitalized oil and gas property costs less accumulated depletion and net of deferred income taxes may not exceed an amount equal to the present value, discounted at 10%, of estimated future net revenues from proved oil and gas reserves less the future cash outflows associated with the asset retirement obligations that have been accrued on the balance sheet plus the cost, or estimated fair value if lower, of unproved properties.  Should capitalized costs exceed this ceiling, impairment would be recognized.  Under the SEC rules, we prepared our oil and gas reserve estimates as of June 30, 2013, using the average, first-day-of-the-month price during the 12-month period ending June 30, 2013.

Estimating accumulations of gas and oil is complex and is not exact because of the numerous uncertainties inherent in the process.  The process relies on interpretations of available geological, geophysical, engineering and production data.  The extent, quality and reliability of this technical data can vary.  The process also requires certain economic assumptions, some of which are mandated by the SEC, such as gas and oil prices, drilling and operating expenses, capital expenditures, taxes and availability of funds.  The accuracy of a reserve estimate is a function of the quality and quantity of available data; the interpretation of that data; the accuracy of various mandated economic assumptions; and the judgment of the persons preparing the estimate.

We believe estimated reserve quantities and the related estimates of future net cash flows are the most important estimates made by an exploration and production company such as ours because they affect the perceived value of our company, are used in comparative financial analysis ratios, and are used as the basis for the most significant accounting estimates in our financial statements, including the quarterly calculation of depletion, depreciation and impairment of our proved oil and natural gas properties.  Proved oil and natural gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future periods from known reservoirs under existing economic and operating conditions. We determine anticipated future cash inflows and future production and development costs by applying benchmark prices and costs, including transportation, quality and basis differentials, in effect at the end of each quarter to the estimated quantities of oil and natural gas remaining to be produced as of the end of that quarter. We reduce expected cash flows to present value using a discount rate that depends upon the purpose for which the reserve estimates will be used.  For example, the standardized measure calculation requires us to apply a 10% discount rate.  Although reserve estimates are inherently imprecise, and estimates of new discoveries and undeveloped locations are more imprecise than those of established proved producing oil and natural gas properties, we make considerable effort to estimate our reserves, including through the use of independent reserves engineering consultants. We expect that quarterly reserve estimates will change in the future as additional information becomes available or as oil and natural gas prices and operating and capital costs change.  We evaluate and estimate our oil and natural gas reserves as of June 30 and quarterly throughout the year.  For purposes of depletion, depreciation, and impairment, we adjust reserve quantities at all quarterly periods for the estimated impact of acquisitions and dispositions.  Changes in depletion, depreciation or impairment calculations caused by changes in reserve quantities or net cash flows are recorded in the period in which the reserves or net cash flow estimate changes.

Oil and Natural Gas Properties—Full Cost Method of Accounting

We use the full cost method of accounting whereby all costs related to the acquisition and development of oil and natural gas properties are capitalized into a single cost center referred to as a full cost pool.  These costs include land acquisition costs, geological and geophysical expenses, carrying charges on non-producing properties, costs of drilling and overhead charges directly related to acquisition and exploration activities.

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Capitalized costs, together with the costs of production equipment, are depleted and amortized on the unit-of-production method based on the estimated gross proved reserves as determined by independent petroleum engineers. For this purpose, we convert our petroleum products and reserves to a common unit of measure.

Costs of acquiring and evaluating unproved properties are initially excluded from depletion calculations.  This undeveloped acreage is assessed quarterly to ascertain whether impairment has occurred.  When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of the impairment is added to the full cost pool and becomes subject to depletion calculations.

Proceeds from the sale of oil and natural gas properties are applied against capitalized costs, with no gain or loss recognized, unless the sale would alter the rate of depletion by more than 25%.  Royalties paid, net of any tax credits received, are netted against oil and natural gas sales.

 In applying the full cost method, we perform a ceiling test on properties that restricts the capitalized costs, less accumulated depletion, from exceeding an amount equal to the estimated undiscounted value of future net revenues from proved oil and natural gas reserves, as determined by independent petroleum engineers.  The estimated future revenues are based on sales prices achievable under existing contracts and posted average reference prices in effect at the end of the applicable period, and current costs, and after deducting estimated future general and administrative expenses, production related expenses, financing costs, future site restoration costs and income taxes.  Under the full cost method of accounting, capitalized oil and natural gas property costs, less accumulated depletion and net of deferred income taxes, may not exceed an amount equal to the present value, discounted at 10%, of estimated future net revenues from proved oil and natural gas reserves, plus the cost, or estimated fair value if lower, of unproved properties. Should capitalized costs exceed this ceiling, we would recognize impairment.

Revenue Recognition

The Company derives revenue primarily from the sale of produced natural gas and crude oil.  The Company reports revenue as the gross amount received before taking into account production taxes and transportation costs, which are reported as separate expenses and are included in oil and gas production expense in the accompanying consolidated statements of operations.  Revenue is recorded in the month the Company’s production is delivered to the purchaser, but payment is generally received between 30 and 90 days after the date of production.  No revenue is recognized unless it is determined that title to the product has transferred to the purchaser.  At the end of each month, the Company estimates the amount of production delivered to the purchaser and the price the Company will receive.  The Company uses its knowledge of its properties, their historical performance, NYMEX and local spot market prices, quality and transportation differentials, and other factors as the basis for these estimates.

Share Based Compensation

The Company accounts for share-based compensation by estimating the fair value of share-based payment awards made to employees and directors, including restricted stock grants, on the date of grant.  The value of the portion of the award that is ultimately expected to vest is recognized as an expense ratably over the requisite service periods.

Derivative Instruments

Periodically, the Company entered into swaps to reduce the effect of price changes on a portion of our future oil production. We reflect the fair market value of our derivative instruments on our balance sheet.  Our estimates of fair value are determined by obtaining independent market quotes as well as utilizing a valuation model that is based upon underlying forward curve data and risk free interest rates.  Changes in commodity prices will result in substantially similar changes in the fair value of our commodity derivative agreements.  We do not apply hedge accounting to any of our derivative contracts, therefore we recognize mark-to-market gains and losses in earnings currently.

Item 4.  Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our Chief Executive Officer and our Chief Financial Officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of June 30, 2013, the end of the period covered by this report. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that, as of June 30, 2013, our disclosure controls and procedures were effective to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by the rules and forms of the SEC, and that information required to be disclosed by us in such reports is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting during the quarter-ended June 30, 2013 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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PART II - OTHER INFORMATION

Item 1. Legal Proceedings.

The Company may from time to time be involved in various legal actions arising in the normal course of business.  In the opinion of management, the Company’s liability, if any, in these pending actions would not have a material adverse effect on the financial positions of the Company.  The Company’s general and administrative expenses would include amounts incurred to resolve claims made against the Company.

Parker v. Tracinda Corporation, Denver District Court, Case No. 2011CV561.  In November 2012, the Company filed a motion to intervene in garnishment proceedings involving Roger Parker, the Company’s former Chief Executive Officer and Chairman.  The Defendant has served various writs of garnishment on the Company to enforce a judgment against Mr. Parker seeking, among other things, shares of unvested, restricted stock.  The Company has asserted rights to lawful set-offs and deductions in connection with certain tax consequences, which may be material to the Company.  As a result of bankruptcy proceedings filed by Mr. Parker, the garnishment proceedings in Denver District Court have been stayed.  At this stage, we cannot express an opinion as to the probable outcome of this matter.

In re Roger A. Parker: Tracinda Corp. v. Recovery Energy, Inc. and Roger A. Parker, United States Bankruptcy Court for the District of Colorado, Case No. 13-10897-EEB. On June 10, 2013, Tracinda Corp. (“Tracinda”) filed a complaint (Adversary No. 13-011301 EEB) against the Company and Roger Parker in connection with the personal bankruptcy proceedings of Roger Parker, alleging that the Company improperly failed to remit to Tracinda certain property in connection with a writs of garnishment issued by the Denver District Court (discussed above). The Company filed an answer to this complaint on July 10, 2013.

Item 1A. Risk Factors.

There have been no material changes in our Risk Factors from those reported in Item 1A of Part I of our 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we incorporate by reference herein. No additional risk factors are noted.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

None.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not Applicable

Item 5. Other Information.

On August 8, 2013, the Company entered into a letter agreement with the two officers of the Company who participated in the June 2013 offering of additional convertible debentures. Pursuant to the letter agreement, the Company and the officers agreed that in the event of an equity offering that triggers the anti-dilution provisions of the debentures, or if the Company elects to pay interest on the debentures with shares of Company common stock rather than in cash, then the Conversion Price or Interest Conversion Rate, as the case may be, will not be lower than $1.55 per share without approval by the Company’s shareholders.

Item 6. Exhibits

Exhibit Number	Exhibit Description
10.1	Securities Purchase Agreement dated June 18, 2013.
10.2	Form of Convertible Debenture
10.3	Letter Agreement dated June 18, 2013 regarding 8% Senior Secured Debentures
10.4	Employment Agreement between the Company and A. Bradley Gabbard
10.5	Employment Agreement between the Company and W. Phillip Marcum
31.1	Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes Oxley Act of 2002
31.2	Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes Oxley Act of 2002
32.1	Certification of the Chief Executive Officer pursuant to Section 906 of the Sarbanes Oxley Act of 2002
32.2	Certification of the Chief Financial Officer pursuant to Section 906 of the Sarbanes Oxley Act of 2002

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Phillip Marcum	Chief Executive Officer and Chairman of the Board of Directors	August 15, 2013
W. Phillip Marcum	(Principal Executive Officer)

/s/ A. Bradley Gabbard	President, Chief Financial and Accounting Officer, Director	August 15, 2013
A. Bradley Gabbard	(Principal Financial Officer)

/s/ Eric Ulwelling	Principal Accounting Officer	August 15, 2013
Eric Ulwelling

/s/ Timothy N. Poster	Director	August 15, 2013
Timothy N. Poster

/s/ D. Kirk Edwards	Director	August 15, 2013
D. Kirk Edwards

/s/ Bruce B. White	Director	August 15, 2013
Bruce B. White

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Securities Purchase Agreement dated June 18, 2013.
10.2	Form of Convertible Debenture
10.3	Letter Agreement dated June 18, 2013 regarding 8% Senior Secured Debentures
10.4	Employment Agreement between the Company and A. Bradley Gabbard
10.5	Employment Agreement between the Company and W. Phillip Marcum
31.1	Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes Oxley Act of 2002
31.2	Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes Oxley Act of 2002
32.1	Certification of the Chief Executive Officer pursuant to Section 906 of the Sarbanes Oxley Act of 2002
32.2	Certification of the Chief Financial Officer pursuant to Section 906 of the Sarbanes Oxley Act of 2002

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Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 18, 2013, between Recovery Energy, Inc., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company has identified certain development projects (each, as set forth on Annex A, as the same may be amended from time to time, a “Well” and together the “Wells”) and has calculated the approximate investment required for each Well (as set forth on Annex A, as the same may be amended from time to time, the “Well Investment Amounts”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement in order to provide funding for the Company and fund the Well Investment Amounts, as well as for general corporate purposes.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I

DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Amended Collateral Agent Agreement” means an amendment substantially in the form attached hereto as Exhibit A to that certain Collateral Agency Agreement dated February 18, 2011, as amended, with T.R. Winston & Company as collateral agent, with respect to the Previous Debentures.

“Assignment” means an Assignment and Conveyance of Wellbore Interests in substantially the form attached hereto as Exhibit B.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Carried Working Interest” means a percentage of the Company’s right, title, and interest, in and to certain wellbore(s), together with all right, title and interest in and to all the personal property, fixtures, improvements, well equipment, casing, tubing, tanks, pumps, motors, machinery, appurtenant to or used in connection with such wellbore(s), it being understood that the Company shall bear, until such time as production is established, all costs incurred by the Company for the drilling, completing, reworking, sidetracking, deepening, recompleting, plugging back, and equipping such wellbore prior to the point of delivery of production from the Wellbore to the tanks for oil and to the first meter on the wellsite for gas.

“Closing” shall have the meaning ascribed to such term in Section 2.1(c).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Davis Graham & Stubbs, LLP, with offices located at 1550 17th Street, Suite 500, Denver, CO 80202.

“Conversion Price” shall have the meaning ascribed to such term in the Debentures.

“Debentures” means the 8% Senior Secured Convertible Debentures due May 16, 2014, issued by the Company to the Purchasers hereunder, substantially in the form of Exhibit C attached hereto.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Effective Date” means the earliest of the date that (a) the initial Registration Statement has been declared effective by the Commission, (b) all of the Underlying Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (c) following the one year anniversary of the Closing provided that a holder of Underlying Shares is not an Affiliate of the Company, all of the Registrable Securities may be sold pursuant to an exemption from registration under Section 4(1) of the Securities Act without volume or manner-of-sale restrictions and Company counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Underlying Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options as compensation to employees, officers or directors of the Company which issuance is approved by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder, other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, and/or securities issued as interest pursuant to any Securities outstanding as of the date hereof, issued hereunder or issued in connection with an Exempt Issuance, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued to vendors or the landlord of the Company’s corporate headquarters which issuance is approved by a majority of the disinterested directors of the Company, and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“OFAC” means Office of Foreign Assets Control of the U.S. Treasury Department.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Previous Debentures” means those certain Debentures dated as of February 2, 2011, made by the Company in favor of the purchasers identified on the signature pages thereto, as amended, and those certain Debentures dated as of March 19, 2012 through August 22, 2012, made by the Company in favor of the purchasers identified on the signature pages thereto, as amended.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Registration Statement” means a registration statement covering the resale of the Underlying Shares by each Purchaser.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Series Transaction Documents, including any Underlying Shares issuable upon conversion in full of all Debentures (including Underlying Shares issuable as payment of interest on the Debentures), ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 75% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Debentures and the Underlying Shares contemplated by this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Documents” shall mean evidence of all mortgage or other required filings necessary to perfect the first priority security interest in the Wells.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Debentures purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any company or corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Debentures, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Corporate Stock Transfer, the current transfer agent of the Company, with a mailing address of 3200 Cherry Creek Drive, Suite 430, Denver CO 80209 and a facsimile number of (303) 282-5800, and any successor transfer agent of the Company.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Debentures and issued and issuable in lieu of the cash payment of interest on the Debentures in accordance with the terms of the Debentures.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Wells” shall have the meaning ascribed to such term in the Recitals.

ARTICLE II

PURCHASE AND SALE

2.1           Closing.

(a)           Upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and each Purchaser agrees to purchase, Debentures in the aggregate principal amount set forth below such Purchaser’s name on the signature page of this agreement, up to an aggregate of $5,000,000 in principal amount of the Debentures (the “Aggregate Amount”).

(b)           The initial closing of the sale and purchase of the Debentures under this Agreement (the “First Closing”) shall take place at 10:00 a.m. on the date hereof, at the offices of Company Counsel, or at such other time or place as the Company and the Purchasers may mutually agree.

(c)           At any time on or before December 31, 2013 (or at such later time as the Company and the Purchasers of at least a majority of the Debentures purchased at the First Closing may mutually agree), the Company may sell up to the balance of the Aggregate Amount of Debentures not sold or otherwise reserved or issued at the First Closing to such persons as may be selected by the Company (the “Additional Purchasers”). All such sales made at any additional closings (each, an “Additional Closing” and together with the First Closing, each a “Closing” and, collectively, the “Closings”), shall be made on the terms and conditions set forth in this Agreement, and (a) the representations and warranties of the Company set forth in Section 3.1 hereof shall speak as of the date of such Additional Closing and (b) the representations and warranties of the Additional Purchasers in Section 4 hereof shall speak as of the date of such Additional Closing.

(d)           Any Debentures sold pursuant to this Section 2.1 shall be deemed to be “Debentures” for all purposes under this Agreement and any Additional Purchasers thereof shall be deemed to be “Purchasers” for all purposes under this Agreement.  Such Additional Purchasers shall become parties to this Agreement and shall have the rights and obligations of Purchasers hereunder; and the respective exhibits to this Agreement shall be revised to reflect such Additional Purchasers. Each Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to each Purchaser its respective Debenture, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, each Additional Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

2.2           Deliveries.

(a)           At or prior to the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)           this Agreement duly executed by the Company;

(ii)           a Debenture with a principal amount equal to such Purchaser’s Subscription Amount, registered in the name of such Purchaser;

(iii)           an Assignment pursuant to Section 4.12;

(iv)           all of the Security Documents duly executed by the Company;

(v)           the Amended Collateral Agent Agreement, duly executed by the Company; and

(vi)           a legal opinion of Company Counsel, in a form to be agreed by the parties hereto.

(b)           On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)           this Agreement duly executed by such Purchaser;

(ii)           the Amended Collateral Agent Agreement, duly executed by such Purchaser; and

(iii)           such Purchaser’s Subscription Amount by wire transfer to the account specified by the Company.

2.3           Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions:

(i)           the representations and warranties of the Purchasers contained herein shall be accurate in all material respects as of the Closing (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing shall have been performed; and

(iii)           each Purchaser shall have delivered the items set forth in Section 2.2(b) of this Agreement.

(b)           The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions:

(i)           the representations and warranties of the Company contained herein shall be and have been accurate in all material respects as of the Closing and when made (unless as of a specific date therein);

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing shall have been performed;

(iii)           the items set forth in Section 2.2(a) of this Agreement shall have been delivered by the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a)           Subsidiaries.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b)           Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  Except as set forth in Schedule 3.1(e), the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)           Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.   The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g)           Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Except as set forth on Schedule 3.1(g), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees as compensation and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  Except as set forth on Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)           SEC Reports; Financial Statements.  Except as set forth on Schedule 3.1(h), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(i)           Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j)           Litigation.  Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  Except as set forth on Schedule 3.1(j), there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)           Labor Relations.  No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)           Compliance.  Except as set forth on Schedule 3.1(l) hereto, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not reasonably be expected to result in a Material Adverse Effect.

(m)           Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)           Title to Assets.  Except as set forth on Schedule 3.1(n), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties, and (iii) Liens securing the Debentures.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o)           Intellectual Property.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with their respective businesses and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)           Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage in the amount of not less than $5,000,000.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)           Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)           Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(s)           Private Placement.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(t)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(u)           Registration Rights.  Except as set forth on Schedule 3.1(v), other than each of the Purchasers, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

(v)           Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(w)          Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(x)           Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information.  The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.   The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(y)           No Integrated Offering. Other than as set forth on Schedule 3.1(z), assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(z)           Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(aa)          No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.

(bb)         Foreign Corrupt Practices.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other Person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on its behalf of which the Company is aware) which is  in violation of law or (iv) violated in any material respect any provision of the FCPA.

(cc)          Accountants.  The Company’s accounting firm is set forth on Schedule 3.1(ee) of the Disclosure Schedules.  To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2013.

(dd)         Seniority.  As of the Closing, except as set forth on Schedule 3.1(ff), no Indebtedness or other claim against the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(ee)          No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which, if unpaid, could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(ff)           Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(gg)         Acknowledgment Regarding Purchaser’s Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(f), 3.2(g) and 4.15 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(hh)          Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(ii)           Office of Foreign Assets Control.  Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the OFAC.

(jj)           U.S. Real Property Holding Corporation.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(kk)          Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll)           Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.2           Representations and Warranties of the Purchasers.    Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing to the Company as follows (unless as of a specific date therein):

(a)           Organization; Authority.  Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporated or formed with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Own Account.  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)           Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any Debentures it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)           Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)           Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(g)           Securities Law Restrictions.  Such Purchaser is aware of and is in compliance with the requirements of the Securities Act and the Exchange Act, including, without limitation, Section 16(c) of the Exchange Act.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b)           The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c)           Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, (iii) if such Underlying Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder.  If all or any portion of a Debenture is converted at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if such Underlying Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends.  The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.  Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

(d)           In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the average VWAP of the Common Stock for the ten Trading Day period ending on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend.  Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)           Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2           Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3           Furnishing of Information; Public Information.  The Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act. Until the earliest of the time that (no Purchaser owns Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.4           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5           Conversion and Exercise Procedures.  Each of the form of Notice of Conversion included in the Debentures set forth the totality of the procedures required of the Purchasers in order to convert the Debentures.  No additional legal opinion, other information or instructions shall be required of the Purchasers to convert their Debentures.  The Company shall honor exercises of the conversions of the Debentures and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6           Securities Laws Disclosure; Publicity.  The Company shall (a) by 9:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act.  From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with the filing of final Transaction Documents (including signature pages thereto) with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.7           Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8           Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.9           Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder for dirt work, building of roads and locations, drilling, testing, completing, reworking, recompleting, deepening, plugging back, abandoning, repairing, perforating, fracturing or dewatering  of a well or wells in search of or in an endeavor to obtain, increase, or restore and/or market or render marketable or more valuable production of oil, gas and other minerals and otherwise for working capital and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

4.10         Indemnification of Purchasers.   Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such  Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.  The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred.  The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.11         Reservation and Listing of Securities.

(a)           The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b)           If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

(c)           The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

4.12         Well Liens and Working Interests.

(a)           Each Purchaser shall be entitled to receive, on a pro-rata basis in accordance with the proportional amount of such Purchaser’s total investment in the Well Investment Amount as reflected on Annex A, as amended pursuant to this Section 4.12(a), an aggregate twenty-five percent (25%) Carried Working Interest commencing on the date such Well begins production, pursuant to an Assignment, it being understood that Annex A shall be amended upon the acquisition or other investment of proceeds from the Debentures in any additional properties or projects (and such additional wells shall thereafter be deemed “Wells” for all purposes under this Agreement).

(b)           The Company agrees that upon acquisition by the Company of a Well that has not previously been pledged as collateral by the Company, including, without limitation, that certain Well described as the Anderson Well on Annex A hereto, the Company shall grant to the Purchasers, on a pro rata basis in accordance with the amount of each Purchaser’s total investment in such Well as reflected on Annex A hereto, a first-priority security interest in such Well and the leases and lands held by the Company corresponding thereto, and will execute and, where appropriate, file all Security Documents related thereto.

(c)           The Company agrees to provide the Purchasers with drilling results and data on the Wells drilled with the proceeds of the Debentures on a periodic basis and in a form that is reasonable in the ordinary course of business.

4.13         Subsequent Equity Sales.  From the date hereof until such time as no Purchaser holds any of the Debentures, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) except for standard anti-dilution adjustments similar to those in the Debentures, with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.   Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.  Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.14          Equal Treatment of Purchasers.  No consideration (including any modification of any  Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the  Transaction Documents unless the same consideration is also offered to all of the parties to the  Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.15         Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules.  Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6 and (iii) no Purchaser shall have any duty of confidentiality to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.6.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.16         Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.17         Capital Changes.  Until the one year anniversary of the Effective Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding a majority in principal amount outstanding of the Debentures.

4.18         Proceeds from Sale of Assets.  In the event that the Company sell or leases or effects any disposition of the assets and property subject to the liens provided for in the Security Documents, any such proceeds from such disposition shall be first used to repay the Debentures in full.

ARTICLE V

MISCELLANEOUS

5.1           Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.2           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4           Amendments; Waivers.  Except with respect to modifications pursuant to Section 2.1(d), no provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least 51% in interest of the Securities then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger).  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.7           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

5.8           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9           Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.10         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12         Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of a Debenture, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion notice.

5.13         Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15         Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16         Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.17          Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.

5.18          Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19          Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20          Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.21          WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

RECOVERY ENERGY, INC.

By:	/s/ A. Bradley Gabbard
A. Bradley Gabbard
President and Chief Financial Officer

Address for Notice: 1900 Grant Street, Suite #720 Denver, CO 80203 Fax: 303-957-2234	With a copy to (which shall not constitute notice): Davis Graham & Stubbs LLP Attention: Ron Levine 1550 Seventeenth Street, Suite 500 Denver, CO 80202

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR PURCHASERS FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name:

Title:

Email Address of Authorized Signatory: ____________________________________________
Facsimile Number of Authorized Signatory: __________________________________________
Address for Notice to Purchaser:   _________________________________________________
Address for Delivery of Securities to Purchaser (if not same as address for notice):  ____________
___________________________________________________________________________

Subscription Amount: $________________

EIN Number: _______________________

[SIGNATURE PAGES CONTINUE]

EXHIBIT A

Amended Collateral Agent Agreement

EXHIBIT B

Assignment and Conveyance of Wellbore Interests

EXHIBIT C

Form of Debenture

Annex A

Well	Well Investment Amount	Purchaser(s)	Contribution Amount ($)	Contribution Percentage
Hansen: Laramie: T16N61W SEC 26: N/2 (Wells Hanson 42-26, API #490212041 and 41-26, API #4902120949)	$950,0001

Anderson: Laramie: T1563W SEC 2: Lots 1,2,3,4, S/2N/2, N/2SW/4, SW/4SW/4, SE/4 (Wells Anderson 32-2, API 4902120989 and Sentry 1-2, API #4902120311); Laramie: T1563W SEC 10: N/2, SW/4, W/2NE/4SE/4, NW/4SE/4, S/2SE/4	$725,0002

Lang: Weld: T7N64W SEC 34: NW/4	$1,050,0003

Sawyer: Weld: TN65W SEC 32: (Well Sawyer 32-2, API #0512314272)	$1,050,000

1 Committed Funding Dates: $950,000 at closing
2 Committed Funding Date: $725,000 at Closing
3 Committed Funding Dates: $504,903 at Closing; $545,097 on 9/15/2013

Exhibit 10.2

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: _______________ __, 2013
Original Conversion Price (subject to adjustment herein): $4.25

$_______________

8% SENIOR SECURED CONVERTIBLE DEBENTURE
DUE MAY 16, 2014

THIS 8% SENIOR SECURED CONVERTIBLE DEBENTURE is one of a series of duly authorized and validly issued 8% Senior Secured Convertible Debentures of Recovery Energy, Inc., a Nevada corporation, (the “Company”), having its principal place of business at 1900 Grant Street, Suite #720, Denver, Colorado, 80203, designated as its 8% Senior Secured Convertible Debenture due May 16, 2014 (this debenture, the “Debenture” and, collectively with the other debentures of such series, the “Debentures”).

FOR VALUE RECEIVED, the Company promises to pay to ________________________ or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $_______________ on May 16, 2014 (the “Maturity Date”) or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof.  This Debenture is subject to the following additional provisions:

Section 1.   Definitions.

For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below) and (b) the following terms shall have the following meanings:

 “Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 5(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company (other than by means of conversion or exercise of the Debentures and the Securities issued together with the Debentures), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company  is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

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“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Debenture in accordance with the terms hereof.

“Debenture Register” shall have the meaning set forth in Section 2(c).

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).

  “Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Debenture, (c)(i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the Holder, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares in question (or, in the case of an Optional Redemption, the shares issuable upon conversion in full of the Optional Redemption Amount) to the Holder would not violate the limitations set forth in Section 4(d) herein, (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated and (i) the applicable Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information.

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“Event of Default” shall have the meaning set forth in Section 8(a).

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Interest Conversion Rate” means 95% of the lesser of (i) the average of the VWAPs for the 10 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Interest Payment Date or (ii) the average of the VWAPs for the 10 consecutive Trading Days ending on the Trading Day that is immediately prior to the date the applicable Interest Conversion Shares are issued and delivered if such delivery is after the Interest Payment Date.

“Interest Conversion Shares” shall have the meaning set forth in Section 2(a).

“Interest Notice Period” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest Share Amount” shall have the meaning set forth in Section 2(a).

“Late Fees” shall have the meaning set forth in Section 2(d).

  “Make-Whole Payment” means as to a portion of this Debenture being redeemed by an Optional Redemption, an amount equal to the interest accruable through the Maturity Date less the amount of any interest paid on the portion of the Debenture being redeemed before the relevant Optional Redemption Date.

“Mandatory Default Amount”  means the sum of (a) the greater of (i) the outstanding principal amount of this Debenture, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 115% of the outstanding principal amount of this Debenture, plus 100% of accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Optional Redemption” shall have the meaning set forth in Section 6(a).

         “Optional Redemption Amount” means the sum of (a) 115% of the then outstanding principal amount of the portion of the Debenture subject to an Optional Redemption Notice, (b) accrued but unpaid interest and (c) all liquidated damages and other amounts due in respect of the portion of the Debenture subject to an Optional Redemption Notice.

4

“Optional Redemption Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Period” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of the Debentures, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debentures.

        “Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP or (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of June __, 2013 among the Company and the Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Statement” means a registration statement covering the resale of the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         “Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Successor Entity” shall have the meaning set forth in Section 5(e).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Debentures then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2.   Interest.

a)  Payment of Interest in Cash or Kind. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 8% per annum, payable quarterly on February 15, May 15, August 15 and November 15, beginning on August 15, 2013, on each Conversion Date (as to that principal amount then being converted), and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Interest Conversion Rate (the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof; provided, however, that payment in shares of Common Stock may only occur if (i) all of the Equity Conditions have been met (unless waived by the Holder in writing) during the 20 Trading Days immediately prior to the applicable Interest Payment Date  (the “Interest Notice Period”) and through and including the date such shares of Common Stock are actually issued to the Holder, (ii) the Company shall have given the Holder notice in accordance with the notice requirements set forth below and (iii) as to such Interest Payment Date, prior to such Interest Notice Period (but not more than five (5) Trading Days prior to the commencement of such Interest Notice Period), the Company shall have delivered to the Holder’s account with The Depository Trust Company a number of shares of Common Stock to be applied against such Interest Share Amount equal to the quotient of (x) the applicable Interest Share Amount divided by (y) the lesser of the (i) then Conversion Price and (ii) the Interest Conversion Rate assuming for such purposes that the Interest Payment Date is the Trading Day immediately prior to the commencement of the Interest Notice Period (the “Interest Conversion Shares”).

5

 b)  Company’s Election to Pay Interest in Cash or Kind.  Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash, shares of Common Stock or a combination thereof shall be at the sole discretion of the Company.  Prior to the commencement of any Interest Notice Period, the Company shall deliver to the Holder a written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, shares of Common Stock or a combination thereof and the Interest Share Amount as to the applicable Interest Payment Date, provided that the Company may indicate in such notice that the election contained in such notice shall apply to future Interest Payment Dates until revised by a subsequent notice.  During any Interest Notice Period, the Company’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date.  Subject to the aforementioned conditions, failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash.  At any time the Company delivers a notice to the Holder of its election to pay the interest in shares of Common Stock, the Company shall timely file a prospectus supplement pursuant to Rule 424 disclosing such election.  The aggregate number of shares of Common Stock otherwise issuable to the Holder on an Interest Payment Date shall be reduced by the number of Interest Conversion Shares previously issued to the Holder in connection with such Interest Payment Date.

 c)  Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made.  Payment of interest in shares of Common Stock (other than the Interest Conversion Shares issued prior to an Interest Notice Period) shall otherwise occur pursuant to Section 4(c)(ii) herein and, solely for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date.  Interest shall cease to accrue with respect to any principal amount converted, provided that, the Company actually delivers the Conversion Shares within the time period required by Section 4(c)(ii) herein.  Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”). Except as otherwise provided herein, if at any time the Company pays interest partially in cash and partially in shares of Common Stock to the holders of the Debentures, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Debentures based on their (or their predecessor’s) initial purchases of Debentures; provided, that to the extent that issuance of shares of Common Stock with respect to any holder of a Debenture would cause such holder to exceed the ownership limitations set forth in Section 4(d) hereof, the Company shall pay cash to such holder.

d)  Late Fee.  All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full. Notwithstanding anything to the contrary contained herein, if, on any Interest Payment Date the Company has elected to pay accrued interest in the form of Common Stock but the Company is not permitted to pay accrued interest in Common Stock because it fails to satisfy the conditions for payment in Common Stock set forth in Section 2(a) herein, then, at the option of the Holder, the Company, shall pay regularly scheduled interest payments in cash plus, in the event Interest Conversion Shares were sold prior to notice of failure to meet such conditions and the Holder suffers a Buy-In on such Interest Conversion Shares, compensate the Holder for such Buy-In loss pursuant to Section 4(c)(v).  If any Interest Conversion Shares are issued to the Holder in connection with an Interest Payment Date and are not applied against an Interest Share Amount, then the Holder shall promptly return such excess shares to the Company.

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 e)  Prepayment.  Except as otherwise set forth in this Debenture, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.

Section 3.    Registration of Transfers and Exchanges.

a)  Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same.  No service charge will be payable for such registration of transfer or exchange.

b)  Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c)  Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.   Conversion.

a)  Voluntary Conversion. At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof).  The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder.  To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion.  The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s).  The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion.  The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

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b)  Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $4.25, subject to adjustment herein (the “Conversion Price”).

c)  Mechanics of Conversion.

i.           Conversion Shares Issuable Upon Conversion of Principal Amount.  The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price; provided that in no event shall the Company issue to any Holder any Conversion Shares to the extent the total number of such shares, after giving effect to such issuance after conversion and when added to the number of shares of Common Stock previously issued upon conversion of any other debentures issued pursuant to the Purchase Agreement or as payment of interest upon the Debentures, would exceed 19.9% of either (a) the total number of shares of Common Stock outstanding as of the date hereof or (b) the total voting power of the Company’s securities outstanding on the date hereof that are entitled to vote on a matter being voted on by holders of the Common Stock, unless and until the Company has obtained stockholder approval permitting such issuance in accordance with applicable rules promulgated by the applicable Trading Market.

ii.           Delivery of Certificate Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates representing the Conversion Shares which, on or after the earlier of (i) the 6 month anniversary of the Original Issue Date (if the Company is then current in its SEC Filings and if not, the 12 month anniversary) or (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Debenture (including, if the Company has given continuous notice pursuant to Section 2(b) for payment of interest in shares of Common Stock at least 20 Trading Days prior to the date on which the Notice of Conversion is delivered to the Company, shares of Common Stock representing the payment of accrued interest otherwise determined pursuant to Section 2(a) but assuming that the Interest Notice Period is the 20 Trading Days period immediately prior to the date on which the Notice of Conversion is delivered to the Company and excluding for such issuance the condition that the Company deliver Interest Conversion Shares as to such interest payment) and (B) a bank check in the amount of accrued and unpaid interest (if the Company has elected or is required to pay accrued interest in cash). On or after the earlier of (i) the six month anniversary (assuming the Company is current in it periodic SEC Reports) of the Original Issue Date or (ii) the Effective Date, the Company shall use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 4(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii.           Failure to Deliver Certificates.  If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

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iv.           Obligation Absolute; Partial Liquidated Damages.  The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder.  In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained.  In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion.  If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(c)(ii) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion.    Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v.           Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii).  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Debenture as required pursuant to the terms hereof.

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vi.           Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Debentures), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Debenture and payment of interest hereunder.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement.

vii.           Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii.           Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

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d)  Holder’s Conversion Limitations.  The Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures) beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Debenture is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Debenture is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.   For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder.  The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

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Section 5.    Certain Adjustments.

a)  Stock Dividends and Stock Splits.  If the Company, at any time while this Debenture is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Debentures), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)  Subsequent Equity Sales.  If, at any time while this Debenture is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price.  Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.  Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance.  If the Company enters into a Variable Rate Transaction, despite the prohibition set forth in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

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c)  Subsequent Rights Offerings.  If the Company, at any time while the Debenture is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to the Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the VWAP on the record date referenced below, then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP.  Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

d)  Pro Rata Distributions. If the Company, at any time while this Debenture is outstanding, distributes to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the Common Stock, which shall be subject to Section 5(b)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith.  In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

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e)  Fundamental Transaction. If, at any time while this Debenture is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Debenture), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Debenture is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d on the conversion of this Debenture).  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction.  The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Debenture and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the holders of at least 67% in principal amount of the Debentures and approved by such holders (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Debenture a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Debenture which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Debenture (without regard to any limitations on the conversion of this Debenture) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Debenture immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Debenture and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Debenture and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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f)  Calculations.  All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

g)  Notice to the Holder.

                        i.           Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
ii.           Notice to Allow Conversion by Holder.  If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.  The Holder shall remain entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 6.          Redemption.

a)  Optional Redemption at Election of Company.  Subject to the provisions of this Section 6(a), at any time after date hereof, the Company may deliver a notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem some or all of the then outstanding principal amount of this Debenture for cash in an amount equal to the Optional Redemption Amount on the 20th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date”, such 20 Trading Day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”).  The Optional Redemption Amount is payable in full on the Optional Redemption Date.  The Company may only effect an Optional Redemption if each of the Equity Conditions shall have been met (unless waived in writing by the Holder) on each Trading Day during the period commencing on the Optional Redemption Notice Date through to the Optional Redemption Date and through and including the date payment of the Optional Redemption Amount is actually made in full.  If any of the Equity Conditions shall cease to be satisfied at any time during the Optional Redemption Period, then the Holder may elect to nullify the Optional Redemption Notice by notice to the Company within 3 Trading Days after the first day on which any such Equity Condition has not been met (provided that if, by a provision of the Transaction Documents, the Company is obligated to notify the Holder of the non-existence of an Equity Condition, such notice period shall be extended to the third Trading Day after proper notice from the Company) in which case the Optional Redemption Notice shall be null and void, ab initio.  The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. The Company’s determination to pay an Optional Redemption in cash shall be applied ratably to all of the holders of the then outstanding Debentures based on their (or their predecessor’s) initial purchases of Debentures.

b)  Redemption Procedure.  The payment of cash or issuance of Common Stock, as applicable, pursuant to an Optional Redemption shall be payable on the Optional Redemption Date.  If any portion of the payment pursuant to an Optional Redemption shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law until such amount is paid in full.  Notwithstanding anything herein contained to the contrary, if any portion of the Optional Redemption Amount remains unpaid after such date, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such Optional Redemption, ab initio, and, with respect to the Company’s failure to honor the Optional Redemption, the Company shall have no further right to exercise such Optional Redemption.  Notwithstanding anything to the contrary in this Section 6, the Company’s determination to redeem in cash or its elections under Section 6(b) shall be applied ratably among the Holders of Debentures. The Holder may elect to convert the outstanding principal amount of the Debenture pursuant to Section 4 prior to actual payment in cash for any redemption under this Section 6 by the delivery of a Notice of Conversion to the Company and, in addition to the delivery of Conversion Shares upon conversion thereof, the Company shall be required to issue to the Holder an additional number of shares of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock equal to the Make-Whole Payment divided by the Conversion Price.

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Section 7.   Negative Covenants. As long as any portion of this Debenture remains outstanding, unless the holders of at least 67% in principal amount of the then outstanding Debentures shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

a)  other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens on the property securing this Debenture as described in the Security Documents (as defined in the Purchase Agreement), or any interest therein or any income or profits therefrom;

b)  amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

        c)  repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to (i) the Conversion Shares as permitted or required under the Transaction Documents and (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Debenture;

d)  pay cash dividends or distributions on any equity securities of the Company;

e)  enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

f)  enter into any agreement with respect to any of the foregoing.

Section 8.   Events of Default.

a)  “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.            any default in the payment of (A) the principal amount of any Debenture or (B) interest, liquidated damages and other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 3 Trading Days;

ii.           the Company shall fail to observe or perform any other covenant or agreement contained in the Debentures (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (xi) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) 10 Trading Days after the Company has become or should have become aware of such failure;

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iii.           a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

iv.           any representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v.           the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X)  shall be subject to a Bankruptcy Event;

vi.           the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii.           the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five Trading Days;

viii.           the Company shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

ix.           the Company shall fail for any reason to deliver certificates to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to Section 4(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof;

x.           any Person shall breach any agreement delivered to the Holders pursuant to Section 2.2 of the Purchase Agreement; or

xi.           any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

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b)  Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount.  Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.  Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company.  In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 8(b).  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9.   Miscellaneous.

a) Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a).  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder appearing on the books of the Company, or if no such facsimile number or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)  Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed.  This Debenture is a direct debt obligation of the Company.  This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

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c)  Lost or Mutilated Debenture.  If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

d)  Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e)  Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture on any other occasion.  Any waiver by the Company or the Holder must be in writing.

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f)  Severability.  If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g)  Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h)  Headings.  The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

i)  Secured Obligation.  The obligations of the Company under this Debenture are secured by the Company’s interests in the properties described on Annex B hereto and the Well Liens.

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j)  Future Debt or Equity Offerings.  The Company hereby grants to the Holder the right to purchase on a pro rata basis, based upon its respective percentage ownership of outstanding Debentures, up to 15% of the total offering amount of any newly issued convertible debentures, preferred stock or Common Stock (“New Securities”) issued by the Company prior to December 31, 2012 (a “Preemptive Issuance”), excluding any issuances (i) in connection with the Company’s payment of interest in kind pursuant to Section 2(a) above, (ii) pursuant to any equity incentive plan or similar issuances to employees, directors and consultants, (iii) pursuant to any financing transaction under bank lines of credit, and (iv)  pursuant to the acquisition of another entity by the Company via merger, consolidation, purchase of all or substantially all of the capital stock or assets of such entity, or any other form of transaction.  The Company shall provide written notice of any Preemptive Issuance (a “Notice of Issuance”) to the Holder at least ten (10) days prior to the proposed consummation of a Preemptive Issuance.  Any Notice of Issuance shall specify (i) the amount, kind and terms of the New Securities to be issued,  (ii) the terms of purchase thereof, including the purchase price, the expected timing of the closing, the payment terms and any additional terms relevant to the Holders’s decision to purchase and (iii) the total amount of New Securities which each such Holder is entitled to purchase in the Preemptive Issuance (such Holder’s “Pro Rata Share”).  If the Holder desiring to accept the offer contained in the Notice of Issuance, it will be required to deliver written notice of such acceptance to the Company within five (5) days after delivery of the Notice of Issuance, indicating (i) the amount of New Securities such Holder desires to acquire (not in any event to exceed such Holder’s Pro Rata Share) and (ii) the amount, if any, such Holder desires to acquire beyond such Holder’s Pro Rata Share, in the event any other Holder does not purchase its own Pro Rata Share.  The Company shall determine in good faith the allocation of New Securities among the interested Holders in a manner consistent with the Holders’ responses, with successive allocations of any New Securities not so purchased by a Holder, if any, on the same pro rata basis until all such New Securities have been so allocated or until such time as all purchasing Holders have been allocated all eligible New Securities that they desire to purchase.  The Preemptive Issuance shall occur, if at all, (a) on the proposed date of issuance specified in the relevant Notice of Issuance (provided that consummation of any Preemptive Issuance may be extended beyond such date to the extent necessary to obtain any applicable governmental approval or to satisfy other conditions) or (b) at such time as the Company shall specify to each purchasing Holder, provided that in no event shall any purchasing Holder be required, without its consent, to close its particular transaction prior to the date that is ten (10) days after the Company delivers the applicable Notice of Issuance and (c) at such place as the Company shall specify to such purchasing Holder.

*********************

(Signature Pages Follow)

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 IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

RECOVERY ENERGY, INC.

By:
Name:
Title:
Facsimile No. for delivery of Notices:

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 8% Senior Secured Convertible Debenture due May 16, 2014 of Recovery Energy, Inc., a Nevada corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below.  If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:
Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Payment of Interest in Common Stock __ yes  __ no
If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:
Account No:

Schedule 1

CONVERSION SCHEDULE

The 8% Senior Secured Convertible Debentures due on May 16, 2014 in the aggregate principal amount of $____________ are issued by Recovery Energy, Inc., a Nevada corporation.  This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

ANNEX B

PROPERTY SUBJECT TO SECURITY INTEREST

Hansen

Laramie: T16N61W SEC 26: N/2 (Wells Hanson 42-26, API #490212041 and 41-26, API #4902120949)

Anderson

Laramie: T1563W SEC 2: Lots 1,2,3,4, S/2N/2, N/2SW/4, SW/4SW/4, SE/4 (Wells Anderson 32-2, API 4902120989 and Sentry 1-2, API #4902120311)

Laramie: T1563W SEC 10: N/2, SW/4, W/2NE/4SE/4, NW/4SE/4, S/2SE/4

Lang

Weld:  T7N64W SEC 34: NW/4

Sawyer

Weld: TN65W SEC 32:   (Well Sawyer 32-2, API #0512314272)

Exhibit 10.3

Recovery Energy, Inc.
1900 Grant Street, Suite #720
Denver, CO   80203

August 8, 2013

A. Bradley Gabbard
W. Phillip Marcum
c/o Recovery Energy, Inc.
1900 Grant Street, Suite #720
Denver, CO 80203

Re:           Restrictions on Investment in 8% Senior Secured Debentures

Reference is made to that certain Securities Purchase Agreement, dated as of June 18, 2013, between Recovery Energy, Inc. (the “Company”), A. Bradley Gabbard, W. Phillip Marcum and the other holders set forth therein (the “Holders”), pursuant to which the Company issued to the Holders certain 8% Senior Secured Convertible Debentures (the “Debentures”).

This letter contemplates that the Company will seek shareholder approval of the issuance of  the debentures and terms thereof to Holders as soon as practicable.  Until such time as such shareholder’s approval is secured, the provisions set forth in the following paragraphs shall apply.  Immediately upon the securing of Shareholder approval, the Terms of the Debentures shall revert back to their original terms.

This letter agreement sets forth the agreement between the Company and each of Mr. Gabbard and Mr. Marcum, separately and not jointly, regarding such Holders’ investment in the Debentures, until such time as shareholder approval is secured as contemplated by this letter agreement. The Company and each of Mr. Gabbard and Mr. Marcum accordingly agree as follows:

1.
In the event the Company elects, pursuant to Section 2(a) of the Debentures, to satisfy its obligation to pay quarterly interest on the Debentures by issuing shares of the Company’s common stock, the Interest Conversion Rate applicable to such issuance pursuant to Section 2(a) of the Debentures with respect to shares issuable to Mr. Gabbard and Mr. Marcum shall be no less than $1.55, which represents the Interest Conversion Rate calculated as of June 18, 2013 (the “Minimum Conversion Price”), unless a lower amount is approved in advance by a majority of the Company’s stockholders pursuant to the Company’s bylaws.  If such approval by shareholders has not occurred, and the Interest Conversion Rate used for all other holders of debentures for the applicable interest payment is less than $1.55, then Holders may elect to defer payment of such amount, and such amount will be treated as accrued and unpaid interest pursuant to the terms of the Debentures until such time as shareholder approval is obtained or the Debentures are repaid or converted.

2.
In the event the Company engages in a Dilutive Issuance pursuant to Section 5(b) of the Debentures, the Conversion Price applicable to Mr. Gabbard and Mr. Marcum under the Debentures shall under no circumstance be less than the Minimum Conversion Price, unless a lower amount is approved in advance by the Company’s stockholders pursuant to the Company’s bylaws.

The parties further agree that the agreement set forth herein between the Company and Messrs. Marcum and Gabbard shall not in any way alter the terms of the Debentures as applicable to the other Holders, nor shall this letter agreement operate to amend any other provisions of the Debentures as between the Company and Messrs. Marcum and Gabbard except as necessary to give effect to the provisions set forth herein.

This letter agreement shall be construed in accordance with and governed by the laws of the State of Colorado, excluding its conflict of laws rules. This letter agreement may be executed in any number of counterparts each of which shall be considered an original. If the foregoing accurately sets forth our agreement, please so indicate by executing this letter in the space provided below.

Very truly yours

RECOVERY ENERGY, INC.

By:	/a/ A. Bradley Gabbard
A. Bradley Gabbard
Its:	President and Chief Financial Officer

ACCEPTED AND AGREED
this 8th day of August, 2013

/s/ A. Bradley Gabbard
A. Bradley Gabbard
/s/ W. Phillip Marcum
W. Phillip Marcum

Exhibit 10.4

Employment Agreement

This Employment Agreement (the “Agreement”) is made and entered into as of June 25, 2013, by and between A. Bradley Gabbard (the “Executive”) and Recovery Energy, Inc., a Nevada corporation (the “Company”).

WHEREAS, the Company desires to employ the Executive on the terms and conditions set forth herein; and

WHEREAS, the Executive desires to be employed by the Company on such terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants, promises and obligations set forth herein, the parties agree as follows:

1.      Term. The Executive’s employment hereunder shall be effective as of January 1, 2013 (the “Effective Date”) and shall continue until the third anniversary thereof, unless terminated earlier pursuant to Section 5 of this Agreement. The period during which the Executive is employed by the Company hereunder is hereinafter referred to as the “Employment Term.”

2.      Position and Duties.

2.1        Position. During the Employment Term, the Executive shall serve as the President and Chief Financial Officer of the Company, reporting to the board of directors of the Company (the “Board”). In such position, the Executive shall have such duties, authority and responsibility as shall be determined from time to time by the Board, which duties, authority and responsibility are consistent with the Executive’s position.

2.2        Duties. During the Employment Term, the Executive shall devote substantially all of his business time and attention to the performance of the Executive’s duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict or interfere with the performance of such services either directly or indirectly without the prior written consent of the Board. Notwithstanding the foregoing, the Executive will be permitted to (a) with the prior written consent of the Board which consent will not be unreasonably withheld or delayed  act or serve as a director, trustee, committee member or principal of any type of business, civic or charitable organization as long as such activities are disclosed in writing to the Board in accordance with the Company’s Code of Business Conduct and Ethics, and (b) purchase or own less than five percent (5%) of the publicly traded securities of any corporation; provided that, such ownership represents a passive investment and that the Executive is not a controlling person of, or a member of a group that controls, such corporation; provided further that, the activities described in clauses (a) and (b) do not interfere with the performance of the Executive’s duties and responsibilities to the Company as provided hereunder.

3.      Place of Performance. The principal place of Executive’s employment shall be the Company’s principal executive office currently located in Denver, Colorado; provided that, the Executive may be required to travel on Company business during the Employment Term.

4.      Compensation.

4.1        Base Salary. The Company shall pay the Executive an annual base salary of $220,000 annually, $150,000 of which will be payable in periodic installments in accordance with the Company’s regular payroll practices, and $70,000 of which will be paid in lump sum at the end of the then-current fiscal year, or, in the sole discretion of the Board, prorated over the one year period upon completion of a financing. The Executive’s base salary shall be reviewed at least annually by the Board and the Board may, but shall not be required to, increase the base salary during the Employment Term. The Executive’s annual base salary, as in effect from time to time, is hereinafter referred to as “Base Salary”.

4.2        Annual Bonus.

(a)       For each complete fiscal year of the Employment Term, the Executive shall have the opportunity to earn an annual bonus (the “Annual Bonus”) equal to 50% of Base Salary (the “Target Bonus”), as in effect at the beginning of the applicable fiscal year, based on achievement of annual target performance goals established by the Compensation Committee of the Board (the “Compensation Committee”), which may include targets related to the Company’s earnings before interest, taxes, depreciation and amortization, hydrocarbon production level, and hydrocarbon reserve amounts.

(b)       The Annual Bonus, if any, will be paid within two and a half (2 1/2) months after the end of the applicable fiscal year.

(c)       Except as otherwise provided in Section 5, in order to be eligible to receive an Annual Bonus, the Executive must be employed by the Company on the last day of the applicable fiscal year/date that Annual Bonuses are paid.

4.3        Equity Awards. In consideration of the Executive entering into this Agreement, subject to approval by the shareholders of the Company, the Company has granted the following equity awards to the Executive pursuant to the Recovery Energy, Inc. 2012 Equity Incentive Plan (the “Plan”): 300,000 stock options with a fair market value exercise price (as defined in the Plan) with one-third vesting immediately and two-thirds vesting in two annual installments on each of the next two anniversaries of the grant date.  Such stock options will vest 100% upon a termination of employment by the Company without Cause (as defined in Section 5 below), by the Executive for Good Reason (as defined in Section 5 below), upon a Change of Control (as defined in Section 5 below) of the Company or upon the death or Disability (as defined in Section 5 below) of Executive, provided that such vesting shall be subject to approval by the shareholders of the Company. All other terms and conditions of such awards shall be governed by the terms and conditions of the Plan and the applicable award agreements. In the event that the condition of approval by the shareholders of the Company is not satisfied, or is otherwise delayed in a manner that affects in any way the economic benefit of the stock option award contemplated herein, then the Company shall negotiate in good faith with Executive to modify the stock award, or provide other consideration, that will restore the full economic benefit of the contemplated award.

4.4        Fringe Benefits and Perquisites. During the Employment Term, the Executive shall be entitled to fringe benefits and perquisites consistent with the practices of the Company, and to the extent the Company provides similar benefits or perquisites (or both) to similarly situated executives of the Company.

4.5        Employee Benefits. During the Employment Term, the Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company, as in effect from time to time (collectively, “Employee Benefit Plans”), to the extent consistent with applicable law and the terms of the applicable Employee Benefit Plans. The Company reserves the right to amend or cancel any Employee Benefit Plans at any time in its sole discretion, subject to the terms of such Employee Benefit Plan and applicable law.

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4.6        Business Expenses. The Executive shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred by the Executive in connection with the performance of the Executive’s duties hereunder in accordance with the Company’s expense reimbursement policies and procedures.

4.7        Indemnification.

(a)       In the event that the Executive is made a party or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), other than any Proceeding initiated by the Executive or the Company related to any contest or dispute between the Executive and the Company or any of its affiliates with respect to this Agreement or the Executive’s employment hereunder, by reason of the fact that the Executive is or was a director or officer of the Company, or any affiliate of the Company, or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, the Executive shall be indemnified and held harmless by the Company to the fullest extent applicable to any other officer or director of the Company/to the maximum extent permitted under applicable law from and against any liabilities, costs, claims and expenses, including all costs and expenses incurred in defense of any Proceeding (including attorneys’ fees). Costs and expenses incurred by the Executive in defense of such Proceeding (including attorneys’ fees) shall be paid by the Company in advance of the final disposition of such litigation upon receipt by the Company of: (i) a written request for payment; (ii) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought; and (iii) an undertaking adequate under applicable law made by or on behalf of the Executive to repay the amounts so paid if it shall ultimately be determined that the Executive is not entitled to be indemnified by the Company under this Agreement.

4.8        Clawback Provisions. Notwithstanding any other provisions in this Agreement to the contrary, any incentive-based compensation, or any other compensation, paid to the Executive pursuant to this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

5.      Termination of Employment. The Employment Term and the Executive’s employment hereunder may be terminated by either the Company or the Executive at any time and for any reason; provided that, unless otherwise provided herein, either party shall be required to give the other party at least thirty (30) days advance written notice of any termination of the Executive’s employment. Upon termination of the Executive’s employment during the Employment Term, the Executive shall be entitled to the compensation and benefits described in this Section 5 and shall have no further rights to any compensation or any other benefits from the Company or any of its affiliates.

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5.1        Expiration of the Term, for Cause or Without Good Reason.

(a)       If the Executive’s employment is terminated by the Company for Cause or by the Executive without Good Reason, the Executive shall be entitled to receive:

(i)
any accrued but unpaid Base Salary and accrued but unused vacation which shall be paid on the pay date immediately following the Termination Date (as defined below) in accordance with the Company’s customary payroll procedures;

(ii)	reimbursement for unreimbursed business expenses properly incurred by the Executive, which shall be subject to and paid in accordance with the Company’s expense reimbursement policy; and

(iii)
such employee benefits (including equity compensation), if any, as to which the Executive may be entitled under the Company’s employee benefit plans as of the Termination Date; provided that, in no event shall the Executive be entitled to any payments in the nature of severance or termination payments except as specifically provided herein.

Items 5.1    (a)(i) through 5.1(a)(iii) are referred to herein collectively as the “Accrued Amounts”.

(b)       For purposes of this Agreement, “Cause” shall mean (a) the willful and continued failure by Executive to substantially perform the duties specified in the employment agreement or that are reasonably requested by the Board as documented in writing to Executive; (b) Executive’s willful and continued disregard of his material duties or willful and continued failure to act, where such action would be in the ordinary course of the Executive’s duties; (c) the willful and continued failure by Executive to observe material Company policies generally applicable to executives of the Company; (d) gross negligence or willful misconduct by Executive in the performance of his duties; (e) the commission by Executive of any act of fraud, theft, financial dishonesty or self-dealing with respect to the Company or any of its affiliates, or any felony or criminal act involving moral turpitude; (f) the material breach by Executive of the employment agreement or any other agreement or contract with the Company; (g) chronic absenteeism; or (h) the continued commission of material violations of state or federal law relating to the workplace environment (including, without limitation, laws relating to sexual harassment or age, sex or other prohibited discrimination) by Executive.

(c)       For purposes of this Agreement, “Good Reason” shall mean (a) the failure by the Company to pay Executive any amount due under the employment agreement; (b) a material reduction in the job duties or job description of Executive without Executive’s consent; or (c) any reassignment of Executive to a location which is outside a 20-mile radius from the Company’s current location without the consent of Executive.

5.2        Without Cause or for Good Reason. In the event the Employment Term and the Executive’s employment hereunder is terminated by the Executive for Good Reason or by the Company without Cause, the Executive shall be entitled to receive the Accrued Amounts and subject to the Executive’s compliance with Section 7 of this Agreement and his execution of a release of claims in favor of the Company, its affiliates and their respective officers and directors in a form provided by the Company (the “Release”), the Executive shall be entitled to receive the following:

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(a)       continued Base Salary for one year following the Termination Date payable in equal installments in accordance with the Company’s normal payroll practices, but no less frequently than monthly, which shall commence within fifteen (15) days following the Termination Date; provided that the first installment payment shall include all amounts of Base Salary that would otherwise have been paid to the Executive during the period beginning on the Termination Date and ending on the first payment date if no delay had been imposed; and

(b)       vesting of any outstanding equity awards pursuant to Section 4.3 wbove, and otherwise in accordance with the terms of the Plan and the applicable award agreements.

5.3        Death or Disability.

(a)       The Executive’s employment hereunder shall terminate automatically upon the Executive’s death or Disability during the Employment Term, and the Company may terminate the Executive’s employment on account of the Executive’s Disability.

(b)       If the Executive’s employment is terminated during the Employment Term on account of the Executive’s death or Disability, the Executive (or the Executive’s estate and/or beneficiaries, as the case may be) shall be entitled to receive the following:

(i)	the Accrued Amounts; and

(ii)	vesting of any outstanding equity awards pursuant to Section 4.3 above, and otherwise in accordance with the terms of the Plan and the applicable award agreements.

(c)       For purposes of this Agreement, “Disability” shall mean the Executive’s inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this Agreement for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days. Any question as to the existence of the Executive’s Disability as to which the Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Executive and the Company. If the Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and the Executive shall be final and conclusive for all purposes of this Agreement.

5.4        Change in Control Termination.

(a)       Notwithstanding any other provision contained herein, if the Executive’s employment hereunder is terminated by the Executive for Good Reason or by the Company without Cause (other than on account of the Executive’s death or Disability), in each case within twelve (12) months following a Change in Control, the Executive shall be entitled to receive the Accrued Amounts and subject to the Executive’s compliance with Section 7 of this Agreement and his execution of a Release, the Executive shall be entitled to receive the following:

(i)
continued Base Salary for one year following the Termination Date payable in equal installments in accordance with the Company’s normal payroll practices, but no less frequently than monthly, which shall commence within fifteen (15) days following the Termination Date; provided that the first installment payment shall include all amounts of Base Salary that would otherwise have been paid to the Executive during the period beginning on the Termination Date and ending on the first payment date if no delay had been imposed; and

(ii)	vesting of any outstanding equity awards pursuant to Section 4.3 wbove, and otherwise in accordance with the terms of the Plan and the applicable award agreements.

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(b)       For purposes of this Agreement, “Change in Control” shall mean the occurrence of any of the following:

(i)
one person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation; provided that, a Change in Control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s stock and acquires additional stock;

(ii)
one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company’s stock possessing 30% or more of the total voting power of the stock of such corporation;

(iii)
a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(iv)	the sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control shall not occur unless such transaction constitutes a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets under Section 409A of the Internal Revenue Code.

5.5        Notice of Termination. Any termination of the Executive’s employment hereunder by the Company or by the Executive during the Employment Term (other than termination pursuant to Section 5.3 on account of the Executive’s death) shall be communicated by written notice of termination (“Notice of Termination”) to the other party hereto in accordance with Section 17. The Notice of Termination shall specify:

(a)       The termination provision of this Agreement relied upon;

(b)       To the extent applicable, the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated; and

(c)       The applicable Termination Date.

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5.6        Termination Date. The Executive’s Termination Date shall be:

(a)       If the Executive’s employment hereunder terminates on account of the Executive’s death, the date of the Executive’s death;

(b)       If the Executive’s employment hereunder is terminated on account of the Executive’s Disability, the date that it is determined that the Executive has a Disability;

(c)       If the Company terminates the Executive’s employment hereunder for Cause, the date the Notice of Termination is delivered to the Executive;

(d)       If the Company terminates the Executive’s employment hereunder without Cause, the date specified in the Notice of Termination, which shall be no less than 30 days following the date on which the Notice of Termination is delivered;

(e)       If the Executive terminates his employment hereunder with or without Good Reason, the date specified in the Executive’s Notice of Termination, which shall be no less than 30 days following the date on which the Notice of Termination is delivered; and

(f)       If the Executive’s employment hereunder terminates because either party provides notice of non-renewal pursuant to Section 1, the Renewal Date immediately following the date on which the applicable party delivers notice of non-renewal.

Notwithstanding anything contained herein, the Termination Date shall not occur until the date on which the Executive incurs a “separation from service” within the meaning of Section 409A.

5.7        Resignation of All Other Positions. Upon termination of the Executive’s employment hereunder for any reason, the Executive agrees to resign, effective on the Termination Date/shall be deemed to have resigned from all positions that the Executive holds as an officer or member of the Board (or a committee thereof) of the Company or any of its affiliates.

5.8        Section 280G .

(a)       If any of the payments or benefits received or to be received by the Executive (including, without limitation, any payment or benefits received in connection with a Change in Control or the Executive’s termination of employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement, or otherwise) (all such payments collectively referred to herein as the “280G Payments”) constitute “parachute payments” within the meaning of Section 280G of the Code and would, but for this Section 5.8, be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then such 280G Payments shall be reduced or otherwise modified in a manner determined by the Company (by the minimum possible amounts) that is consistent with the requirements of Section 409A of the Code until no amount payable to the Executive will be subject to the Excise Tax. If two economically equivalent amounts are subject to reduction but are payable at different times, the amounts shall be reduced (but not below zero) on a pro rata basis.

(b)       All calculations and determinations under this Section 5.8 shall be made by an independent accounting firm or independent tax counsel appointed by the Company (the “Tax Counsel”) whose determinations shall be conclusive and binding on the Company and the Executive for all purposes. For purposes of making the calculations and determinations required by this Section 5.8, the Tax Counsel may rely on reasonable, good faith assumptions and approximations concerning the application of Section 280G and Section 4999 of the Code. The Company and the Executive shall furnish the Tax Counsel with such information and documents as the Tax Counsel may reasonably request in order to make its determinations under this Section 5.8. The Company shall bear all costs the Tax Counsel may reasonably incur in connection with its services.

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6.      Cooperation. The parties agree that certain matters in which the Executive will be involved during the Employment Term may necessitate the Executive’s cooperation in the future. Accordingly, following the termination of the Executive’s employment for any reason, to the extent reasonably requested by the Board, the Executive shall cooperate with the Company in connection with matters arising out of the Executive’s service to the Company; provided that, the Company shall make reasonable efforts to minimize disruption of the Executive’s other activities. The Company shall reimburse the Executive for reasonable expenses incurred in connection with such cooperation and, to the extent that the Executive is required to spend substantial time on such matters, the Company shall compensate the Executive at an hourly rate based on the Executive’s Base Salary on the Termination Date.

7.      Confidential Information. The Executive understands and acknowledges that during the Employment Term, he will have access to and learn about Confidential Information, as defined below.

7.1        Confidential Information Defined.

 For purposes of this Agreement, “Confidential Information” includes, but is not limited to, any information heretofore or hereafter acquired, developed or used by the Company relating to geological, geophysical, economic, financial or management aspects of the business, operations, properties or prospects of the Company whether oral or in written form, whether or not included in the Company’s business records, but shall exclude any information which (A) is or has become part of common knowledge or understanding in the oil and gas industry or otherwise in the public domain (other than from disclosure by Executive in violation of this Agreement or any other confidentiality agreement with the Company); (B) was rightfully in the possession of Executive, as shown by Executive’s records, prior to the date of this Agreement and which is not directly applicable to the business of the Company or any of its properties or assets; (C) is lawfully acquired by Executive after the Term from any third party not bound by an obligation of confidence to the disclosing party; or (D) is independently developed by or for Executive after the Term without using the Confidential Information of the Company; provided, however, that Executive shall provide to the Company copies of all information described in clause (B) to the extent reasonably requested by the Company. Notwithstanding the foregoing, this Section 7 shall not be applicable to the extent (1) Executive is required to testify in a judicial or regulatory proceeding pursuant to the order of a judge or administrative law judge after Executive requests that such Confidential Information be preserved, or (2) Executive receives a valid and effective subpoena, interrogatory or other legally enforceable request for information in connection with a judicial process; provided, however, that if and when such a disclosure is required pursuant to clause (1) or (2) above, Executive shall promptly provide the Company with notice of such requirement, so that the Company may (x) seek a protective order or other remedy (including, without limitation, participation in any proceeding), or (y) waive compliance with the terms of this Agreement in the Company’s sole discretion (but such waiver will be limited to the Confidential Information required to be disclosed). Executive shall be entitled to furnish only such Confidential Information as Executive is advised by legal counsel that he is legally required to disclose and will use commercially reasonable efforts to obtain confidential treatment of any and all Confidential Information disclosed.

The Executive understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

The Executive understands and agrees that Confidential Information includes information developed by him in the course of his employment by the Company as if the Company furnished the same Confidential Information to the Executive in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Executive; provided that, such disclosure is through no direct or indirect fault of the Executive or person(s) acting on the Executive’s behalf.

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7.2        Disclosure and Use Restrictions.

The Executive agrees and covenants: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate or make available Confidential Information, or allow it to be disclosed, published, communicated or made available, in whole or part, to any entity or person whatsoever (including other employees of the Company) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company and, in any event, not to anyone outside of the direct employ of the Company except as required in the performance of the Executive’s authorized employment duties to the Company or with the prior consent of the Board acting on behalf of the Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media or other resources containing any Confidential Information, or remove any such documents, records, files, media or other resources from the premises or control of the Company, except as required in the performance of the Executive’s authorized employment duties to the Company or with the prior consent of the Board acting on behalf of the Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent). Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order. The Executive shall promptly provide written notice of any such order to the Board.

The Executive understands and acknowledges that his obligations under this Agreement with regard to any particular Confidential Information shall commence immediately upon the Executive first having access to such Confidential Information (whether before or after he begins employment by the Company) and shall continue during and after his employment by the Company until such time as such Confidential Information has become public knowledge other than as a result of the Executive’s breach of this Agreement or breach by those acting in concert with the Executive or on the Executive’s behalf.

8.      Remedies. In the event of a breach or threatened breach by the Executive of Section 7 of this Agreement, the Executive hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

9.      Governing Law: Jurisdiction and Venue. This Agreement, for all purposes, shall be construed in accordance with the laws of the state of Colorado without regard to conflicts of law principles. Any action or proceeding by either of the parties to enforce this Agreement shall be brought only in a state or federal court located in the state of Colorado. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

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10.      Entire Agreement. Unless specifically provided herein, this Agreement contains all of the understandings and representations between the Executive and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. The parties mutually agree that the Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.

11.      Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and by the Chief Executive Officer of the Company. No waiver by either of the parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

12.      Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.

The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law.

The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been set forth herein.

13.      Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

14.      Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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15.      Section 409A. This Agreement is intended to comply with Section 409A or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A.

Notwithstanding any other provision of this Agreement, if any payment or benefit provided to the Executive in connection with his termination of employment is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the Executive is determined to be a “specified employee” as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date to occur following the six-month anniversary of the Termination Date (the “Specified Employee Payment Date”). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date shall be paid to the Executive in a lump sum on the Specified Employee Payment Date and thereafer, any remaining payments shall be paid without delay in accordance with their original schedule.

16.      Successors and Assigns. This Agreement is personal to the Executive and shall not be assigned by the Executive. Any purported assignment by the Executive shall be null and void from the initial date of the purported assignment. The Company may assign this Agreement to any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Company and permitted successors and assigns.

17.      Notice. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, or by overnight carrier to the parties at the addresses specified by the parties.

18.      Representations of the Executive. The Executive represents and warrants to the Company that:

18.1        The Executive’s acceptance of employment with the Company and the performance of his duties hereunder will not conflict with or result in a violation of, a breach of, or a default under any contract, agreement or understanding to which he is a party or is otherwise bound.

18.2        The Executive’s acceptance of employment with the Company and the performance of his duties hereunder will not violate any non-solicitation, non-competition or other similar covenant or agreement of a prior employer.

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19.      Withholding. The Company shall have the right to withhold from any amount payable hereunder any Federal, state and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation.

20.      Survival. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

21.      Acknowledgment of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT he HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT he HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF his CHOICE BEFORE SIGNING THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Recovery Energy, Inc.
By: /s/ W. Phillip Marcum Name: W. Phillip Marcum Title: Chief Executive Officer

EXECUTIVE
/s/ A. Bradley Gabbard A. Bradley Gabbard

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Exhibit 10.5

Employment Agreement

This Employment Agreement (the “Agreement”) is made and entered into as of June 25, 2013, by and between W. Phillip Marcum (the “Executive”) and Recovery Energy, Inc., a Nevada corporation (the “Company”).

WHEREAS, the Company desires to employ the Executive on the terms and conditions set forth herein; and

WHEREAS, the Executive desires to be employed by the Company on such terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants, promises and obligations set forth herein, the parties agree as follows:

1.      Term. The Executive’s employment hereunder shall be effective as of January 1, 2013 (the “Effective Date”) and shall continue until the third anniversary thereof, unless terminated earlier pursuant to Section 5 of this Agreement. The period during which the Executive is employed by the Company hereunder is hereinafter referred to as the “Employment Term.”

2.      Position and Duties.

2.1        Position. During the Employment Term, the Executive shall serve as the Chief Executive Officer of the Company, reporting to the board of directors of the Company (the “Board”). In such position, the Executive shall have such duties, authority and responsibility as shall be determined from time to time by the Board, which duties, authority and responsibility are consistent with the Executive’s position.

2.2        Duties. During the Employment Term, the Executive shall devote substantially all of his business time and attention to the performance of the Executive’s duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict or interfere with the performance of such services either directly or indirectly without the prior written consent of the Board. Notwithstanding the foregoing, the Executive will be permitted to (a) with the prior written consent of the Board which consent will not be unreasonably withheld or delayed  act or serve as a director, trustee, committee member or principal of any type of business, civic or charitable organization as long as such activities are disclosed in writing to the Board in accordance with the Company’s Code of Business Conduct and Ethics, and (b) purchase or own less than five percent (5%) of the publicly traded securities of any corporation; provided that, such ownership represents a passive investment and that the Executive is not a controlling person of, or a member of a group that controls, such corporation; provided further that, the activities described in clauses (a) and (b) do not interfere with the performance of the Executive’s duties and responsibilities to the Company as provided hereunder.

3.      Place of Performance. The principal place of Executive’s employment shall be the Company’s principal executive office currently located in Denver, Colorado; provided that, the Executive may be required to travel on Company business during the Employment Term.

4.      Compensation.

4.1        Base Salary. The Company shall pay the Executive an annual base salary of $220,000 annually, $150,000 of which will be payable in periodic installments in accordance with the Company’s regular payroll practices, and $70,000 of which will be paid in lump sum at the end of the then-current fiscal year, or, in the sole discretion of the Board, prorated over the one year period upon completion of a financing. The Executive’s base salary shall be reviewed at least annually by the Board and the Board may, but shall not be required to, increase the base salary during the Employment Term. The Executive’s annual base salary, as in effect from time to time, is hereinafter referred to as “Base Salary”.

4.2        Annual Bonus.

(a)       For each complete fiscal year of the Employment Term, the Executive shall have the opportunity to earn an annual bonus (the “Annual Bonus”) equal to 50% of Base Salary (the “Target Bonus”), as in effect at the beginning of the applicable fiscal year, based on achievement of annual target performance goals established by the Compensation Committee of the Board (the “Compensation Committee”), which may include targets related to the Company’s earnings before interest, taxes, depreciation and amortization, hydrocarbon production level, and hydrocarbon reserve amounts.

(b)       The Annual Bonus, if any, will be paid within two and a half (2 1/2) months after the end of the applicable fiscal year.

(c)       Except as otherwise provided in Section 5, in order to be eligible to receive an Annual Bonus, the Executive must be employed by the Company on the last day of the applicable fiscal year/date that Annual Bonuses are paid.

4.3        Equity Awards. In consideration of the Executive entering into this Agreement, subject to approval by the shareholders of the Company, the Company has granted the following equity awards to the Executive pursuant to the Recovery Energy, Inc. 2012 Equity Incentive Plan (the “Plan”): 300,000 stock options with a fair market value exercise price (as defined in the Plan) with one-third vesting immediately and two-thirds vesting in two annual installments on each of the next two anniversaries of the grant date.  Such stock options will vest 100% upon a termination of employment by the Company without Cause (as defined in Section 5 below), by the Executive for Good Reason (as defined in Section 5 below), upon a Change of Control (as defined in Section 5 below) of the Company or upon the death or Disability (as defined in Section 5 below) of Executive, provided that such vesting shall be subject to approval by the shareholders of the Company. All other terms and conditions of such awards shall be governed by the terms and conditions of the Plan and the applicable award agreements. In the event that the condition of approval by the shareholders of the Company is not satisfied, or is otherwise delayed in a manner that affects in any way the economic benefit of the stock option award contemplated herein, then the Company shall negotiate in good faith with Executive to modify the stock award, or provide other consideration, that will restore the full economic benefit of the contemplated award.

4.4        Fringe Benefits and Perquisites. During the Employment Term, the Executive shall be entitled to fringe benefits and perquisites consistent with the practices of the Company, and to the extent the Company provides similar benefits or perquisites (or both) to similarly situated executives of the Company.

4.5        Employee Benefits. During the Employment Term, the Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company, as in effect from time to time (collectively, “Employee Benefit Plans”), to the extent consistent with applicable law and the terms of the applicable Employee Benefit Plans. The Company reserves the right to amend or cancel any Employee Benefit Plans at any time in its sole discretion, subject to the terms of such Employee Benefit Plan and applicable law.

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4.6        Business Expenses. The Executive shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred by the Executive in connection with the performance of the Executive’s duties hereunder in accordance with the Company’s expense reimbursement policies and procedures.

4.7        Indemnification.

(a)       In the event that the Executive is made a party or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), other than any Proceeding initiated by the Executive or the Company related to any contest or dispute between the Executive and the Company or any of its affiliates with respect to this Agreement or the Executive’s employment hereunder, by reason of the fact that the Executive is or was a director or officer of the Company, or any affiliate of the Company, or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, the Executive shall be indemnified and held harmless by the Company to the fullest extent applicable to any other officer or director of the Company/to the maximum extent permitted under applicable law from and against any liabilities, costs, claims and expenses, including all costs and expenses incurred in defense of any Proceeding (including attorneys’ fees). Costs and expenses incurred by the Executive in defense of such Proceeding (including attorneys’ fees) shall be paid by the Company in advance of the final disposition of such litigation upon receipt by the Company of: (i) a written request for payment; (ii) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought; and (iii) an undertaking adequate under applicable law made by or on behalf of the Executive to repay the amounts so paid if it shall ultimately be determined that the Executive is not entitled to be indemnified by the Company under this Agreement.

4.8        Clawback Provisions. Notwithstanding any other provisions in this Agreement to the contrary, any incentive-based compensation, or any other compensation, paid to the Executive pursuant to this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

5.      Termination of Employment. The Employment Term and the Executive’s employment hereunder may be terminated by either the Company or the Executive at any time and for any reason; provided that, unless otherwise provided herein, either party shall be required to give the other party at least thirty (30) days advance written notice of any termination of the Executive’s employment. Upon termination of the Executive’s employment during the Employment Term, the Executive shall be entitled to the compensation and benefits described in this Section 5 and shall have no further rights to any compensation or any other benefits from the Company or any of its affiliates.

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5.1        Expiration of the Term, for Cause or Without Good Reason.

(a)       If the Executive’s employment is terminated by the Company for Cause or by the Executive without Good Reason, the Executive shall be entitled to receive:

(i)
any accrued but unpaid Base Salary and accrued but unused vacation which shall be paid on the pay date immediately following the Termination Date (as defined below) in accordance with the Company’s customary payroll procedures;

(ii)	reimbursement for unreimbursed business expenses properly incurred by the Executive, which shall be subject to and paid in accordance with the Company’s expense reimbursement policy; and

(iii)
such employee benefits (including equity compensation), if any, as to which the Executive may be entitled under the Company’s employee benefit plans as of the Termination Date; provided that, in no event shall the Executive be entitled to any payments in the nature of severance or termination payments except as specifically provided herein.

Items 5.1(a)(i) through 5.1(a)(iii) are referred to herein collectively as the “Accrued Amounts”.

(b)       For purposes of this Agreement, “Cause” shall mean (a) the willful and continued failure by Executive to substantially perform the duties specified in the employment agreement or that are reasonably requested by the Board as documented in writing to Executive; (b) Executive’s willful and continued disregard of his material duties or willful and continued failure to act, where such action would be in the ordinary course of the Executive’s duties; (c) the willful and continued failure by Executive to observe material Company policies generally applicable to executives of the Company; (d) gross negligence or willful misconduct by Executive in the performance of his duties; (e) the commission by Executive of any act of fraud, theft, financial dishonesty or self-dealing with respect to the Company or any of its affiliates, or any felony or criminal act involving moral turpitude; (f) the material breach by Executive of the employment agreement or any other agreement or contract with the Company; (g) chronic absenteeism; or (h) the continued commission of material violations of state or federal law relating to the workplace environment (including, without limitation, laws relating to sexual harassment or age, sex or other prohibited discrimination) by Executive.

(c)       For purposes of this Agreement, “Good Reason” shall mean (a) the failure by the Company to pay Executive any amount due under the employment agreement; (b) a material reduction in the job duties or job description of Executive without Executive’s consent; or (c) any reassignment of Executive to a location which is outside a 20-mile radius from the Company’s current location without the consent of Executive.

5.2        Without Cause or for Good Reason. In the event the Employment Term and the Executive’s employment hereunder is terminated by the Executive for Good Reason or by the Company without Cause, the Executive shall be entitled to receive the Accrued Amounts and subject to the Executive’s compliance with Section 7 of this Agreement and his execution of a release of claims in favor of the Company, its affiliates and their respective officers and directors in a form provided by the Company (the “Release”), the Executive shall be entitled to receive the following:

(a)       continued Base Salary for one year following the Termination Date payable in equal installments in accordance with the Company’s normal payroll practices, but no less frequently than monthly, which shall commence within fifteen (15) days following the Termination Date; provided that the first installment payment shall include all amounts of Base Salary that would otherwise have been paid to the Executive during the period beginning on the Termination Date and ending on the first payment date if no delay had been imposed; and

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(b)       vesting of any outstanding equity awards pursuant to Section 4.3 wbove, and otherwise in accordance with the terms of the Plan and the applicable award agreements.

5.3        Death or Disability.

(a)       The Executive’s employment hereunder shall terminate automatically upon the Executive’s death or Disability during the Employment Term, and the Company may terminate the Executive’s employment on account of the Executive’s Disability.

(b)       If the Executive’s employment is terminated during the Employment Term on account of the Executive’s death or Disability, the Executive (or the Executive’s estate and/or beneficiaries, as the case may be) shall be entitled to receive the following:

(i)	the Accrued Amounts; and

(ii)	vesting of any outstanding equity awards pursuant to Section 4.3 above, and otherwise in accordance with the terms of the Plan and the applicable award agreements.

(c)       For purposes of this Agreement, “Disability” shall mean the Executive’s inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this Agreement for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days. Any question as to the existence of the Executive’s Disability as to which the Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Executive and the Company. If the Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and the Executive shall be final and conclusive for all purposes of this Agreement.

5.4        Change in Control Termination.

(a)       Notwithstanding any other provision contained herein, if the Executive’s employment hereunder is terminated by the Executive for Good Reason or by the Company without Cause (other than on account of the Executive’s death or Disability), in each case within twelve (12) months following a Change in Control, the Executive shall be entitled to receive the Accrued Amounts and subject to the Executive’s compliance with Section 7 of this Agreement and his execution of a Release, the Executive shall be entitled to receive the following:

(i)
continued Base Salary for one year following the Termination Date payable in equal installments in accordance with the Company’s normal payroll practices, but no less frequently than monthly, which shall commence within fifteen (15) days following the Termination Date; provided that the first installment payment shall include all amounts of Base Salary that would otherwise have been paid to the Executive during the period beginning on the Termination Date and ending on the first payment date if no delay had been imposed; and

(ii)	vesting of any outstanding equity awards pursuant to Section 4.3 wbove, and otherwise in accordance with the terms of the Plan and the applicable award agreements.

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(b)       For purposes of this Agreement, “Change in Control” shall mean the occurrence of any of the following:

(i)
one person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation; provided that, a Change in Control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s stock and acquires additional stock;

(ii)
one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company’s stock possessing 30% or more of the total voting power of the stock of such corporation;

(iii)
a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(iv)	the sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control shall not occur unless such transaction constitutes a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets under Section 409A of the Internal Revenue Code.

5.5        Notice of Termination. Any termination of the Executive’s employment hereunder by the Company or by the Executive during the Employment Term (other than termination pursuant to Section 5.3 on account of the Executive’s death) shall be communicated by written notice of termination (“Notice of Termination”) to the other party hereto in accordance with Section 17. The Notice of Termination shall specify:

(a)       The termination provision of this Agreement relied upon;

(b)       To the extent applicable, the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated; and

(c)       The applicable Termination Date.

5.6      Termination Date. The Executive’s Termination Date shall be:

(a)       If the Executive’s employment hereunder terminates on account of the Executive’s death, the date of the Executive’s death;

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(b)       If the Executive’s employment hereunder is terminated on account of the Executive’s Disability, the date that it is determined that the Executive has a Disability;

(c)       If the Company terminates the Executive’s employment hereunder for Cause, the date the Notice of Termination is delivered to the Executive;

(d)       If the Company terminates the Executive’s employment hereunder without Cause, the date specified in the Notice of Termination, which shall be no less than 30 days following the date on which the Notice of Termination is delivered;

(e)       If the Executive terminates his employment hereunder with or without Good Reason, the date specified in the Executive’s Notice of Termination, which shall be no less than 30 days following the date on which the Notice of Termination is delivered; and

(f)       If the Executive’s employment hereunder terminates because either party provides notice of non-renewal pursuant to Section 1, the Renewal Date immediately following the date on which the applicable party delivers notice of non-renewal.

Notwithstanding anything contained herein, the Termination Date shall not occur until the date on which the Executive incurs a “separation from service” within the meaning of Section 409A.

5.7        Resignation of All Other Positions. Upon termination of the Executive’s employment hereunder for any reason, the Executive agrees to resign, effective on the Termination Date/shall be deemed to have resigned from all positions that the Executive holds as an officer or member of the Board (or a committee thereof) of the Company or any of its affiliates.

5.8        Section 280G .

(a)       If any of the payments or benefits received or to be received by the Executive (including, without limitation, any payment or benefits received in connection with a Change in Control or the Executive’s termination of employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement, or otherwise) (all such payments collectively referred to herein as the “280G Payments”) constitute “parachute payments” within the meaning of Section 280G of the Code and would, but for this Section 5.8, be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then such 280G Payments shall be reduced or otherwise modified in a manner determined by the Company (by the minimum possible amounts) that is consistent with the requirements of Section 409A of the Code until no amount payable to the Executive will be subject to the Excise Tax. If two economically equivalent amounts are subject to reduction but are payable at different times, the amounts shall be reduced (but not below zero) on a pro rata basis.

(b)       All calculations and determinations under this Section 5.8 shall be made by an independent accounting firm or independent tax counsel appointed by the Company (the “Tax Counsel”) whose determinations shall be conclusive and binding on the Company and the Executive for all purposes. For purposes of making the calculations and determinations required by this Section 5.8, the Tax Counsel may rely on reasonable, good faith assumptions and approximations concerning the application of Section 280G and Section 4999 of the Code. The Company and the Executive shall furnish the Tax Counsel with such information and documents as the Tax Counsel may reasonably request in order to make its determinations under this Section 5.8. The Company shall bear all costs the Tax Counsel may reasonably incur in connection with its services.

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6.      Cooperation. The parties agree that certain matters in which the Executive will be involved during the Employment Term may necessitate the Executive’s cooperation in the future. Accordingly, following the termination of the Executive’s employment for any reason, to the extent reasonably requested by the Board, the Executive shall cooperate with the Company in connection with matters arising out of the Executive’s service to the Company; provided that, the Company shall make reasonable efforts to minimize disruption of the Executive’s other activities. The Company shall reimburse the Executive for reasonable expenses incurred in connection with such cooperation and, to the extent that the Executive is required to spend substantial time on such matters, the Company shall compensate the Executive at an hourly rate based on the Executive’s Base Salary on the Termination Date.

7.      Confidential Information. The Executive understands and acknowledges that during the Employment Term, he will have access to and learn about Confidential Information, as defined below.

7.1        Confidential Information Defined.

For purposes of this Agreement, “Confidential Information” includes, but is not limited to, any information heretofore or hereafter acquired, developed or used by the Company relating to geological, geophysical, economic, financial or management aspects of the business, operations, properties or prospects of the Company whether oral or in written form, whether or not included in the Company’s business records, but shall exclude any information which (A) is or has become part of common knowledge or understanding in the oil and gas industry or otherwise in the public domain (other than from disclosure by Executive in violation of this Agreement or any other confidentiality agreement with the Company); (B) was rightfully in the possession of Executive, as shown by Executive’s records, prior to the date of this Agreement and which is not directly applicable to the business of the Company or any of its properties or assets; (C) is lawfully acquired by Executive after the Term from any third party not bound by an obligation of confidence to the disclosing party; or (D) is independently developed by or for Executive after the Term without using the Confidential Information of the Company; provided, however, that Executive shall provide to the Company copies of all information described in clause (B) to the extent reasonably requested by the Company. Notwithstanding the foregoing, this Section 7 shall not be applicable to the extent (1) Executive is required to testify in a judicial or regulatory proceeding pursuant to the order of a judge or administrative law judge after Executive requests that such Confidential Information be preserved, or (2) Executive receives a valid and effective subpoena, interrogatory or other legally enforceable request for information in connection with a judicial process; provided, however, that if and when such a disclosure is required pursuant to clause (1) or (2) above, Executive shall promptly provide the Company with notice of such requirement, so that the Company may (x) seek a protective order or other remedy (including, without limitation, participation in any proceeding), or (y) waive compliance with the terms of this Agreement in the Company’s sole discretion (but such waiver will be limited to the Confidential Information required to be disclosed). Executive shall be entitled to furnish only such Confidential Information as Executive is advised by legal counsel that he is legally required to disclose and will use commercially reasonable efforts to obtain confidential treatment of any and all Confidential Information disclosed.

The Executive understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

The Executive understands and agrees that Confidential Information includes information developed by him in the course of his employment by the Company as if the Company furnished the same Confidential Information to the Executive in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Executive; provided that, such disclosure is through no direct or indirect fault of the Executive or person(s) acting on the Executive’s behalf.

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7.2        Disclosure and Use Restrictions.

The Executive agrees and covenants: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate or make available Confidential Information, or allow it to be disclosed, published, communicated or made available, in whole or part, to any entity or person whatsoever (including other employees of the Company) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company and, in any event, not to anyone outside of the direct employ of the Company except as required in the performance of the Executive’s authorized employment duties to the Company or with the prior consent of the Board acting on behalf of the Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media or other resources containing any Confidential Information, or remove any such documents, records, files, media or other resources from the premises or control of the Company, except as required in the performance of the Executive’s authorized employment duties to the Company or with the prior consent of the Board acting on behalf of the Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent). Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order. The Executive shall promptly provide written notice of any such order to the Board.

The Executive understands and acknowledges that his obligations under this Agreement with regard to any particular Confidential Information shall commence immediately upon the Executive first having access to such Confidential Information (whether before or after he begins employment by the Company) and shall continue during and after his employment by the Company until such time as such Confidential Information has become public knowledge other than as a result of the Executive’s breach of this Agreement or breach by those acting in concert with the Executive or on the Executive’s behalf.

8.      Remedies. In the event of a breach or threatened breach by the Executive of Section 7 of this Agreement, the Executive hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

9.      Governing Law: Jurisdiction and Venue. This Agreement, for all purposes, shall be construed in accordance with the laws of the state of Colorado without regard to conflicts of law principles. Any action or proceeding by either of the parties to enforce this Agreement shall be brought only in a state or federal court located in the state of Colorado. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

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10.      Entire Agreement. Unless specifically provided herein, this Agreement contains all of the understandings and representations between the Executive and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. The parties mutually agree that the Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.

11.      Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and by the President of the Company. No waiver by either of the parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

12.      Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.

The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law.

The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been set forth herein.

13.      Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

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14.      Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

15.      Section 409A. This Agreement is intended to comply with Section 409A or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A.

Notwithstanding any other provision of this Agreement, if any payment or benefit provided to the Executive in connection with his termination of employment is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the Executive is determined to be a “specified employee” as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date to occur following the six-month anniversary of the Termination Date (the “Specified Employee Payment Date”). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date shall be paid to the Executive in a lump sum on the Specified Employee Payment Date and thereafer, any remaining payments shall be paid without delay in accordance with their original schedule.

16.      Successors and Assigns. This Agreement is personal to the Executive and shall not be assigned by the Executive. Any purported assignment by the Executive shall be null and void from the initial date of the purported assignment. The Company may assign this Agreement to any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Company and permitted successors and assigns.

17.      Notice. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, or by overnight carrier to the parties at the addresses specified by the parties.

18.      Representations of the Executive. The Executive represents and warrants to the Company that:

18.1        The Executive’s acceptance of employment with the Company and the performance of his duties hereunder will not conflict with or result in a violation of, a breach of, or a default under any contract, agreement or understanding to which he is a party or is otherwise bound.

18.2        The Executive’s acceptance of employment with the Company and the performance of his duties hereunder will not violate any non-solicitation, non-competition or other similar covenant or agreement of a prior employer.

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19.      Withholding. The Company shall have the right to withhold from any amount payable hereunder any Federal, state and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation.

20.      Survival. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

21.      Acknowledgment of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT he HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT he HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF his CHOICE BEFORE SIGNING THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Recovery Energy, Inc.

By: /s/ A. Bradley Gabbard Name: A. Bradley Gabbard Title: President and Chief Financial Officer

EXECUTIVE
/s/ W. Phillip Marcum W. Phillip Marcum

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Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, W. Phillip Marcum, certify that:

1.	I have reviewed this report on Form 10-Q of Recovery Energy, Inc. ("Registrant");

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.
The Registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a.
designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
evaluated the effectiveness of the Registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
disclosed in this report any change in the Registrant's internal control over financial reporting that occurred during the Registrant's most recent fiscal quarter (the Registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant's internal control over financial reporting; and

5.
The Registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant's auditors and the audit committee of Registrant's board of directors (or persons performing the equivalent functions):

a.
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant's ability to record, process, summarize and report financial information; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant's internal control over financial reporting.

/s/ W. Phillip Marcum
W. Phillip Marcum
Chief Executive Officer

August 15, 2013

Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

 I, A. Bradley Gabbard, certify that:

1.	I have reviewed this report on Form 10-Q of Recovery Energy, Inc. ("Registrant");

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.
The Registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a.
designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
evaluated the effectiveness of the Registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
disclosed in this report any change in the Registrant's internal control over financial reporting that occurred during the Registrant's most recent fiscal quarter (the Registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant's internal control over financial reporting; and

5.
The Registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant's auditors and the audit committee of Registrant's board of directors (or persons performing the equivalent functions):

a.
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant's ability to record, process, summarize and report financial information; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant's internal control over financial reporting.

/s/ A. Bradley Gabbard
A. Bradley Gabbard
Chief Financial Officer

August 15, 2013

Exhibit 32.1

 CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Recovery Energy, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        (1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ W. Phillip Marcum
W. Phillip Marcum
Chief Executive Officer

August 15, 2013

Exhibit 32.2

 CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Recovery Energy, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2103, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        (1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ A. Bradley Gabbard
A. Bradley Gabbard
Chief Financial Officer

August 15, 2013